                                                                     Exhibit 2.8

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      TICKETMASTER ONLINE-CITYSEARCH, INC.,

                              TMCS MERGER SUB, INC.

                               2B TECHNOLOGY, INC.

                                       AND

                            THE SHAREHOLDERS THEREOF









                                JANUARY 30, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I.  DEFINITIONS.....................................................................................1
    1.1.    Defined Terms...................................................................................1
    1.2.    Terms Defined Elsewhere.........................................................................5

ARTICLE II. THE MERGER......................................................................................7
    2.1.    The Merger......................................................................................7
    2.2.    Effective Time..................................................................................7
    2.3.    Closing of the Merger...........................................................................8
    2.4.    Effects of the Merger...........................................................................8
    2.5.    Articles of Incorporation and Bylaws............................................................8
    2.6.    Directors.......................................................................................8
    2.7.    Officers........................................................................................8
    2.8.    Conversion of Company Shares....................................................................8
    2.9.    No Dissenter's Rights..........................................................................10
    2.10.   Distribution of the Merger Consideration.......................................................10
    2.11.   Additional Consideration.......................................................................10
    2.12.   Revenue and EBITDA Adjustments.................................................................12
    2.13.   Form of Consideration..........................................................................13
    2.14.   Adjustment Events..............................................................................13

ARTICLE III. CLOSING DELIVERIES............................................................................13
    3.1.    Deliveries by the Company and the Shareholders at the Closing..................................13
    3.2.    Deliveries by Parent and Merger Sub at the Closing.............................................14

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.............................14
    4.1.    Organization of the Company....................................................................14
    4.2.    Subsidiaries...................................................................................15
    4.3.    Authorization..................................................................................15
    4.4.    Capitalization.................................................................................16
    4.5.    Assets; Personal Property......................................................................16
    4.6.    Absence of Certain Activities..................................................................17
    4.7.    Certain Actions................................................................................17
    4.8.    Material Contracts.............................................................................18
    4.9.    Compliance with Other Instruments..............................................................18
    4.10.   Financial Statements...........................................................................18
    4.11.   Liabilities....................................................................................19
    4.12.   Taxes..........................................................................................19
    4.13.   Environmental Matters..........................................................................21
    4.14.   Employee Benefits..............................................................................22
    4.15.   Compliance with Law............................................................................22
    4.16.   Permits........................................................................................23


                                                                                                               PAGE
    4.17.   Consents and Approvals.........................................................................23
    4.18.   Litigation.....................................................................................23
    4.19.   Labor Matters..................................................................................23
    4.20.   Intellectual Property..........................................................................24
    4.21.   Transactions with Certain Persons..............................................................32
    4.22.   Insurance......................................................................................32
    4.23.   Accounts Receivable............................................................................32
    4.24.   Customers......................................................................................33
    4.25.   Certain Business Practices.....................................................................33
    4.26.   No Brokers.....................................................................................33
    4.27.   Material Misstatements or Omissions............................................................33
    4.28.   Books and Records..............................................................................33
    4.29.   Bank Accounts..................................................................................34
    4.30.   Exemption from HSR Act.........................................................................34
    4.31.   Title to Company Shares........................................................................34
    4.32.   Representations Regarding Parent Shares........................................................34

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................36
    5.1.    Organization of Parent and Merger Sub..........................................................36
    5.2.    Authorization..................................................................................36
    5.3.    Compliance with Other Instruments..............................................................36
    5.4.    Consents and Approvals.........................................................................37
    5.5.    No Prior Activities............................................................................37
    5.6.    Litigation.....................................................................................37
    5.7.    Public Documents; Parent Financial Statements..................................................37
    5.8.    Valid Issuance of Stock........................................................................37
    5.9.    No Brokers.....................................................................................38
    5.10.   Knowledge of Parent............................................................................38

ARTICLE VI. COVENANTS OF ALL PARTIES.......................................................................38
    6.1.    Conduct of Business............................................................................38
    6.2.    Shareholder Acknowledgment, Waiver and Voting Agreement........................................39
    6.3.    Investigation by Parent........................................................................39
    6.4.    Further Assurances.............................................................................40
    6.5.    Transitional Matters...........................................................................40
    6.6.    Agreements with Executives.....................................................................41
    6.7.    Notification of Certain Matters................................................................41
    6.8.    Assumption of Responsibilities.................................................................41
    6.9.    Employee Matters...............................................................................42
    6.10.   Public Announcements...........................................................................42
    6.11.   Lock-up........................................................................................42
    6.12.   Tax-Free Reorganization Status.................................................................42
    6.13.   Registration Statement.........................................................................43

ARTICLE VII. CONDITIONS TO OBLIGATIONS.....................................................................44
    7.1.    Conditions to Each Party's Obligations.........................................................44

                                                                                                               PAGE
    7.2.    Conditions to the Company's Obligations........................................................44
    7.3.    Conditions to the Obligations of Parent and Merger Sub to Effect the Merger....................44

ARTICLE VIII. TERMINATION..................................................................................45
    8.1.    Termination....................................................................................45
    8.2.    Effect of Termination..........................................................................46

ARTICLE IX. INDEMNIFICATION................................................................................46
    9.1.    Survival of Representations....................................................................46
    9.2.    Indemnification................................................................................47
    9.3.    Notice of Claims...............................................................................48
    9.4.    Third Person Claims............................................................................49
    9.5.    Limitation on Indemnity........................................................................50
    9.6.    Remedies.......................................................................................51

ARTICLE X.  MISCELLANEOUS..................................................................................51
    10.1.   Binding Effect; Assignment.....................................................................51
    10.2.   Notices........................................................................................51
    10.3.   Choice of Law..................................................................................52
    10.4.   Entire Agreement; Amendments and Waivers.......................................................52
    10.5.   Counterparts...................................................................................52
    10.6.   Severability...................................................................................53
    10.7.   Headings.......................................................................................53
    10.8.   Schedules......................................................................................53
    10.9.   No Third Party Beneficiaries...................................................................53
    10.10.  Specific Performance...........................................................................53
    10.11.  No Strict Construction.........................................................................54
    10.12.  Expenses.......................................................................................54
    10.13.  Disclosure Schedules...........................................................................54


                                LIST OF EXHIBITS

Exhibit A                  Form of Employment Agreement
Exhibit B                  Earn-Out Amounts
Exhibit C                  Form of Employee Notice


                                LIST OF SCHEDULES

Schedule I                 Schedule of Shareholders
Schedule 2.7               Officers of the Surviving Corporation
Schedule 4.2               Subsidiaries
Schedule 4.4               Capitalization
Schedule 4.5               Assets and Property
Schedule 4.6               Absence of Certain Activities
Schedule 4.7               Certain Actions
Schedule 4.8               Contracts
Schedule 4.11              Liabilities
Schedule 4.12              Taxes
Schedule 4.16              Permits
Schedule 4.17              Consents and Approvals
Schedule 4.18              Litigation
Schedule 4.19              Labor Matters
Schedule 4.20              Intellectual Property
Schedule 4.21              Transactions with Certain Persons
Schedule 4.22              Insurance
Schedule 4.23              Accounts Receivable
Schedule 4.24              Customers
Schedule 4.26              Brokers
Schedule 4.29              Bank Accounts



                          AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of January 30, 2000, is entered into by and among Ticketmaster Online-CitySearch, Inc., a Delaware corporation ("PARENT"), TMCS Merger Sub, Inc., a Virginia corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), 2b Technology, Inc., a Virginia corporation (the "COMPANY") and the shareholders of the Company identified on SCHEDULE I (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS").

                                    RECITALS

          WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          1.1. DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "1999 FINANCIAL STATEMENTS" means the Company's audited balance sheet dated as of December 31, 1999 and the related statements of operations, changes in shareholders' equity and cash flow for the year ended December 31, 1999.

          "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "AVERAGE STOCK PRICE" means the average of the closing sales prices of Parent Shares on the NASDAQ National Market for each of the five trading days immediately preceding a specified date (for example, the Closing Date or the Effective Registration Date), as reported in the Western Edition of THE WALL STREET JOURNAL.

          "BUSINESS" means the Company's business of providing reservations, scheduling and admissions software solutions, third party event, exhibit and venue ticketing and reservation services and online event, exhibit and venue ticketing and reservation services.

          "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "COMPANY ACCOUNTANTS" means Goodman & Company.

          "CONSENTS" means any and all consents, approvals, authorizations or waivers of any public, governmental or regulatory body or authority or from parties to Material Contracts that are (a) required for the consummation of the transactions contemplated by this Agreement or (b) necessary in order that the Company can conduct the Business after the Closing Date substantially in the same manner as the Business was conducted by the Company before the Closing Date.

          "COURT ORDER" means any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

          "DECEMBER 1999 BALANCE SHEET" means the Company's internally prepared balance sheet dated as of December 31, 1999.

          "DEFAULT" means (a) any actual material breach or default, (b) the occurrence of an event that solely with the passage of time or the giving of notice or both will constitute a material breach or default or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both gives or will give rise to a right of termination, renegotiation or acceleration.

          "EBITDA" means earnings before interest, taxes, depreciation and amortization, calculated consistent with financial statements prepared in accordance with GAAP.

          "EMPLOYMENT AGREEMENTS" means those certain Employment Agreements to be entered into at the Closing by and between the Company and each of the Executives substantially in the form attached hereto as EXHIBIT A.

          "ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "EXECUTIVES" means Eric K. Martin and Bryan T. Bostic

          "FINANCIAL STATEMENTS" means the Company's compiled balance sheets dated as of December 31, 1997 and December 31, 1998 and the related statements of income and retained earnings, schedule of sales and expenses and statement of cash flows for each of the years ended December 31, 1997 and December 31, 1998, all as compiled by the Company Accountants, and the notes and qualifications of the Company's Accountants accompanying such statements.

          "FISCAL YEAR" means a twelve month period commencing on January 1 of each calendar year.

          "GAAP" means generally accepted United States accounting principles consistently applied over all relevant periods.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "KNOWLEDGE" of the Company means the actual knowledge of the Executives after a reasonable investigation of the surrounding circumstances.

          "LETTER OF INTENT" means that certain letter agreement, dated as of January 14, 2000, between Parent and the Company.

          "LIABILITIES" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, known or unknown, and whether accrued, absolute, contingent, matured, unmatured or other.

          "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means with respect to the Business or the assets of the Company any material adverse effect or change in the condition (financial or otherwise), business, results of operations, assets, prospects, Liabilities or operations of the Business and/or the assets of the Company or the ability of the Company or the Shareholders to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change." "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" with respect to Parent or Merger Sub has a corresponding meaning.

          "NOTICE" means written notice or other written communication specifically directed to the Executives, Parent, the Company or one of their key employees, as the case may be, and specifying the matter as to which notice is sought to be given, except as so expressly superseded by the language herein.

          "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase means the ordinary course of the Business, reasonably consistent with the past practices of the Company, taking into account the rapid pace of change and flux in the Company's Business.

          "PARENT SHARES" means shares of the Class B Common Stock, par value $.01 per share, of Parent.

          "PERMITS" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other Person, necessary for the past, present or anticipated conduct of, or relating to the operation of the Business and material to its operation, including, without limitation, any detective/security licenses, certificates of occupancy and electricians/alarm installer licenses.

          "PERMITTED ENCUMBRANCES" means (a) liens, taxes, assessments and other governmental charges not yet due and payable, (b) statutory, mechanics', laborers' and materialmen liens arising in the Ordinary Course of Business for sums not yet due, (c) statutory and contractual landlord liens under leases pursuant to which the Company is a lessee and not in Default, (d) with regard to real property, any and all matters of record in the jurisdiction where the real property is located including, without limitation, restrictions, reservations, covenants, conditions, oil and gas leases, mineral severances and liens and (e) with regard to real property, any easements, rights-of-way, building or use restrictions, prescriptive rights, encroachments, protrusions, rights and party walls, and liens for taxes, assessments, and other governmental charges not yet due.

          "PERSON" means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

          "REGULATIONS" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency with a material impact on the Company, the Shareholders, Parent or Merger Sub, as the case may be, including, without limitation, environmental laws, energy, public utility, health codes, occupational safety and health regulations and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "REPRESENTATIVE" means, with respect to any Person, any officer, director, principal, attorney, agent, employee or other representative of such Person.

          "REVENUES" means the revenues of the Company for a specified period, determined in accordance with GAAP and in accordance with the provisions of
SECTION 2.11(c). "Revenues" includes but is not limited to revenues that the Company has recognized from venues and events ticketed or software licensed by the Company for the relevant fiscal year and all revenues recognized by Parent or any of its Affiliates for the relevant fiscal year from venues and events which were either (a) provided by the Company with ticketing services at any time from January 1, 1999 through Closing or (b) under contract with the Company for the Company to provide exclusive ticketing services to the client at the time of Closing. In addition, "Revenues" shall include ticketing and exhibit revenues recognized by Parent or any of its Affiliates from venues and events ticketed for clients who were software licensees or Museum Ticketing Network clients of the Company at the time of Closing or at anytime afterwards, if the Company did not have a reasonably adequate opportunity to bid on the ticketing or otherwise contract to provide venue or event ticketing services for such clients and such services were within the scope of the services then provided by the Company. Notwithstanding the foregoing, "Revenues" does not include revenues associated with venues which are currently ticketed on an exclusive basis by Parent or any of its Affiliates, other than the Company, or for which Parent or its Affiliates had an exclusive contract to ticket in 1999 if the Company had no superseding contract for such events or venues in effect at Closing, even in the event that the Company assumes some or all of the ticketing responsibilities of Parent or any of its Affiliates, other than the Company, with respect to such venues subsequent to the Closing, as provided by SECTION 6.8.

In the event the Company tickets the Detroit Institute of Arts, any associated revenues will count as Company Revenues hereunder.

          "SUBSIDIARY" means (a) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which the Company is a general partner or (c) any limited liability company, partnership or other entity in which the Company possesses a 50% or greater interest in the total capital or total income of such limited liability company, partnership or other entity.

          1.2. TERMS DEFINED ELSEWHERE. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:


                 TERM                                                                  SECTION
                 ----                                                                  -------
                 1999 EBITDA                                                           Section 2.12(a)
                 1999 Revenues                                                         Section 2.12 (a)
                 2b Content                                                            Section 4.20(a)
                 2b Marks                                                              Section 4.20(a)
                 AAA                                                                   Section 9.3(b)
                 Act                                                                   Section 6.13
                 Additional Merger Consideration                                       Section 2.11(a)
                 Adjustment Event                                                      Section 2.14
                 Agreement                                                             Preamble
                 Arbitrator                                                            Section 9.3(b)
                 Auditor                                                               Section 2.11(c)
                 CERCLA                                                                Section 4.13
                 COTS                                                                  Section 4.20(i)
                 Cap                                                                   Section 9.5(b)
                 Claim Notice                                                          Section 9.3(a)
                 Closing                                                               Section 2.3
                 Closing Conversion Share Amount                                       Section 2.8(a)
                 Closing Date                                                          Section 2.3
                 Common Stock                                                          Section 2.8(a)
                 Company                                                               Preamble
                 Company Shares                                                        Section 2.8(a)
                 Contaminant                                                           Section 4.20(o)
                 Content                                                               Section 4.20(a)
                 Copyrights                                                            Section 4.20(a)
                 Damages                                                               Section 9.2(a)
                 Designated Software Agreements                                        Section 4.20(m)
                 Disabling Code                                                        Section 4.20(o)
                 Disposition                                                           Section 6.11
                 Dispute Notice                                                        Section 9.3(b)
                 Distribution Date                                                     Section 2.11(b)
                 Earn-Out Amounts                                                      Section 2.11(b)



                 TERM                                                                  SECTION
                 ----                                                                  -------
                 Earn-Out Dollar Amount                                                Section 2.11(a)
                 Effective Period                                                      Section 6.13
                 Effective Registration Average                                        Section 2.8(b)
                 Effective Registration Date                                           Section 2.8(b)
                 Effective Time                                                        Section 2.2
                 Employee Pension Benefit Plan                                         Section 4.14(a)
                 ERISA                                                                 Section 4.14(a)
                 Exchange Act                                                          Section 5.7
                 Hazardous Materials                                                   Section 4.13
                 Indemnified Party                                                     Section 9.3(a)
                 Indemnitor                                                            Section 9.3(a)
                 Initial Merger Consideration                                          Section 2.8(a)
                 Initial Shares                                                        Section 2.8(b)
                 Initial Stock Price                                                   Section 2.8(a)
                 Intellectual Property Rights                                          Section 4.20(a)
                 IRS Installment Agreement                                             Section 7.3(f)
                 Licensed Intellectual Property                                        Section 4.20(l)
                 Licensed Software                                                     Section 4.20(i)
                 Licensed Software Agreements                                          Section 4.20(l)
                 Licensed Technology Agreements                                        Section 4.20(l)
                 Lock-up Period                                                        Section 6.11
                 Marks                                                                 Section 4.20(a)
                 Material Contracts                                                    Section 4.8(a)
                 Material Systems                                                      Section 4.20(o)
                 Matrix                                                                Section 10.12
                 Maximum Additional Parent Shares                                      Section 2.8(b)
                 Merger                                                                Section 2.1
                 Merger Articles                                                       Section 2.2
                 Merger Consideration                                                  Section 2.8(b)
                 Merger Sub                                                            Preamble
                 Multiemployer Plan                                                    Section 4.14(a)
                 Other IP Rights                                                       Section 4.20(a)
                 Other Licensed Technology Agreements                                  Section 4.20(l)
                 Outside Date                                                          Section 8.1(b)
                 Owned Content Copyrights                                              Section 4.20(a)
                 Owned Software                                                        Section 4.20(i)
                 Owned Trade Secrets                                                   Section 4.20(e)
                 Parent                                                                Preamble
                 Parent Financial Statements                                           Section 5.7
                 Parent Indemnified Parties                                            Section 9.2(a)
                 Patents                                                               Section 4.20(a)
                 Proceeding                                                            Section 4.18
                 Real Property                                                         Section 4.5(c)
                 Registration Statement                                                Section 6.13
                 Restricted Parent Shares                                              Section 2.8(c)



                 TERM                                                                  SECTION
                 ----                                                                  -------
                 Revenue Adjustment Amount                                             Section 2.12(c)
                 SEC                                                                   Section 6.13
                 SEC Documents                                                         Section 5.7
                 Second Revenue Adjustment Amount                                      Section 2.12(c)
                 Settled Matters                                                       Section 4.12(b)
                 Shareholders                                                          Preamble
                 Shareholder Indemnified Parties                                       Section 9.2(b)
                 Software                                                              Section 4.20(a)
                 Statement                                                             Section 2.11(a)
                 Surviving Corporation                                                 Section 2.1
                 Tax Return                                                            Section 4.12(a)
                 Taxes                                                                 Section 4.12(a)
                 Third Party 2b Content                                                Section 4.20(c)
                 Threshold Amount                                                      Section 9.5
                 Trade Secrets                                                         Section 4.20(a)
                 Transferable Parent Shares                                            Section 2.8(c)
                 VSCA                                                                  Section 2.1

                                   ARTICLE II.

                                   THE MERGER

          2.1 THE MERGER. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Virginia Stock Corporation Act (the "VSCA"), Merger Sub shall be merged with and into the Company in a transaction intended to qualify as a tax-free reorganization under Section 368 of the Code (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease.

          2.2 EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), Articles of Merger, in proper form and mutually acceptable to the parties (the "MERGER ARTICLES"), shall be duly executed and acknowledged by Merger Sub, the Company and Parent and thereafter delivered to the State Corporation Commission of the Commonwealth of Virginia for filing pursuant to the VSCA. The Merger shall become effective at such time as a properly executed copy of the Merger Articles are duly filed with the State Corporation Commission in accordance with the VSCA or such later time as Parent and the Company may agree upon and as set forth in the Merger Articles (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

          2.3. CLOSING OF THE MERGER. The closing of the transactions contemplated hereby (the "CLOSING") will take place at the offices of Gibson, Dunn & Crutcher LLP at 333 South Grand Avenue, Los Angeles, California 90071, on the Business Day that the last of the conditions to Closing set forth in ARTICLE VII have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which the parties may agree, but in any event not later than the second Business Day after such conditions to Closing have been satisfied or waived (the "CLOSING DATE"). The parties hereto shall use their best efforts to ensure that the Closing Date be as close to the date hereof as is reasonably possible.

          2.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the VSCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          2.5. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of Merger Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

          2.6. DIRECTORS. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

          2.7. OFFICERS. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified. In addition, each individual listed on SCHEDULE 2.7, shall hold the office of the Surviving Corporation listed next to such individual's name on
SCHEDULE 2.7, as of the Closing Date until such officer's successor is duly elected or appointed and qualified.

          2.8. CONVERSION OF COMPANY SHARES.

               (a) At the Effective Time, each and every share of the common stock of the Company, $1.00 par value (the "COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (the "COMPANY SHARES") (which shall constitute all of the issued and outstanding Common Stock, other than Common Stock held in the treasury of the Company or owned by the Company immediately prior to the Effective Time) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof, be canceled and extinguished and be converted automatically into and become the right to receive the number of fully paid and nonassessable Parent Shares equal to the Closing Conversion Share Amount and the per share Additional Merger Consideration as provided in SECTION 2.11. For the purposes of this SECTION 2.8:

                    (i) "INITIAL MERGER CONSIDERATION" shall mean 400,809 Parent Shares (representing the number of Parent Shares equal to the quotient of $16,850,000 divided by $42.04, the Average Stock Price on the date that is two days prior to the date hereof (the "INITIAL STOCK PRICE")).

                    (ii) "CLOSING CONVERSION SHARE AMOUNT" shall mean the Initial Merger Consideration divided by the aggregate number of Company Shares immediately prior to the Effective Time.

               (b) On the Closing Date, certificates representing the Parent Shares shall be delivered to the Shareholders, pro rata according to their respective percentage ownership of the Company immediately prior to the Effective Time, as reflected on SCHEDULE I hereto, as Initial Merger Consideration (the "INITIAL SHARES"). The Initial Shares are subject to adjustment as follows:

                    (i) If the Average Stock Price on the date that is two Business Days prior to the filing by Parent of a request for acceleration of the effective date (the "EFFECTIVE REGISTRATION DATE") of the Registration Statement (as defined below) to be filed by Parent pursuant to SECTION 6.13 (the "EFFECTIVE REGISTRATION AVERAGE") is greater than the Initial Stock Price, then, on the Effective Registration Date, the Shareholders shall tender their certificates representing the Initial Shares to Parent for cancellation and Parent shall issue new certificates representing Parent Shares equal to the number of Initial Shares reduced by a number of Parent Shares equal to the number determined by subtracting (x) $16,850,000 divided by the Effective Registration Average from (y) the Initial Merger Consideration; PROVIDED, HOWEVER, that in no event shall the Effective Registration Average used to calculate the number of shares to be subtracted from the Initial Shares be more than $47.30 (representing a stock price increase of 12.5% of the Initial Stock Price). Each of the Shareholders covenants and agrees to tender their certificates representing Parent Shares no later than one Business Day prior to the Effective Registration Date. Until such time as the Shareholders have tendered their certificates representing Parent Shares, Parent shall not be obligated to cause the Registration Statement to be declared effective pursuant to SECTION 6.13.

                    (ii) If the Effective Registration Average is less than the Initial Stock Price, then, on the Effective Registration Date, Parent shall tender to the Shareholders additional certificates representing the number of Parent Shares equal to the number determined by subtracting (x) the Initial Merger Consideration from (y) $16,850,000 divided by the Effective Registration Average; PROVIDED, HOWEVER, that in no event shall the Effective Registration Average used to calculate the number of additional Parent Shares (the "MAXIMUM ADDITIONAL PARENT SHARES") to be tendered to the Shareholders be less than $36.79 (representing a stock price decrease of 12.5% of the Initial Stock Price).

               The net number of Parent Shares distributed to the Shareholders after the adjustments in this paragraph (b) are referred to herein as the "MERGER CONSIDERATION."

               (c) Of the total number of Parent Shares distributed to the Shareholders as the Merger Consideration, (i) 44.51% shall become immediately transferable, subject to applicable securities laws, upon the effectiveness of the Registration Statement (the

"TRANSFERABLE PARENT SHARES") and (ii) 55.49% shall be subject to the lock-up provided in SECTION 6.11 (the "RESTRICTED PARENT SHARES").

               (d) At the Effective Time, each of the 100 outstanding shares of the common stock, without par value, of Merger Sub shall be converted into one share of common stock, $1.00 par value, of the Surviving Corporation.

               (e) At the Effective Time, each share of Common Stock held in the treasury of the Company or owned by the Company or any direct or indirect Subsidiary of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof, be canceled and extinguished and no payment shall be made with respect thereto.

          2.9. NO DISSENTER'S RIGHTS. Because all Shareholders have agreed to vote in favor of the Merger pursuant to SECTION 6.2, such Shareholders shall not be entitled to dissenter's rights.

          2.10. DISTRIBUTION OF THE MERGER CONSIDERATION.

               (a) On the Closing Date, certificates representing the Parent Shares issuable to the Shareholders shall be delivered to the Shareholders. Parent will issue separate stock certificates as requested by any Shareholder and reflected on SCHEDULE I hereto, in order to reflect different tax holding periods among such Parent Shares or for any other reasonable purpose.

               (b) In the event that any certificate representing Company Shares shall have been lost, stolen or destroyed, Parent shall issue in exchange therefor, upon making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to this Agreement; PROVIDED, HOWEVER, that Parent may, in its discretion, require the delivery of a suitable bond or indemnity.

               (c) All Merger Consideration paid upon the surrender of Company Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing capital stock of the Company are presented to the Surviving Corporation for any reason they shall be canceled as provided in this ARTICLE II.

               (d) Neither Parent nor the Surviving Corporation shall be liable to any holder of Company Shares for Parent Shares delivered to a public official pursuant to any applicable abandoned property escheat or similar law.

          2.11. ADDITIONAL CONSIDERATION.

               (a) Subject to SECTION 2.12, and as additional consideration and in exchange for the Merger and the Company Shares, with respect to each of the Fiscal Years ending on December 31, 2000 and December 31, 2001, Parent shall distribute to the

Shareholders on each Distribution Date (as defined below) the number of Parent Shares equal to the Additional Merger Consideration. For the purposes of this SECTION 2.11, "ADDITIONAL MERGER CONSIDERATION" shall mean the number of Parent Shares equal to the number determined by dividing (i) the applicable dollar amount set forth opposite the Revenues for such Fiscal Year as reflected on EXHIBIT B hereto (the "EARN-OUT DOLLAR AMOUNT") (it being understood that Revenue amounts between specified levels are subject to interpolation on a straight line basis) minus the Revenue Adjustment Amount or Second Revenue Adjustment Amount (both as defined below), as the case may be, if any, provided in SECTION 2.12(c), by (ii) the Average Stock Price on the date that is two trading days prior to the applicable Distribution Date (the "DISTRIBUTION AVERAGE"); PROVIDED, HOWEVER, that in no event shall the Distribution Average used to calculate the Additional Merger Consideration be more than $50.45 (representing a stock price increase of 20% of the Initial Stock Price) or less than $29.43 (representing a stock price decrease of 30% of the Initial Stock Price).

               (b) The amounts to be distributed to Shareholders pursuant to
SECTION 2.11(a) with respect to either of the foregoing Fiscal Years (each an "EARN-OUT AMOUNT") shall be distributed to Shareholders pro rata according to their respective percentage ownership of the Company immediately prior to the Effective Time, as reflected on SCHEDULE I hereto, within ten (10) days after the completion of the Statement (as defined below) with respect to such Fiscal Year (the "DISTRIBUTION DATE") in Parent Shares transferable pursuant to a registration statement which Parent shall cause to be filed and declared effective by the SEC (as defined below) prior to each Distribution Date on the same terms and conditions provided in SECTION 6.13; PROVIDED, that, in addition to those terms and conditions provided in SECTION 6.13, Parent may postpone the effectiveness of any registration statement filed pursuant to this SECTION 2.11 for up to 45 days if Parent's board of directors determines that the sale of Parent Shares would reasonably be expected to have an adverse effect on any proposal or plan by Parent or any of its Subsidiaries to engage in any acquisition of assets or capital stock (other than in the Ordinary Course of Business) or any merger, consolidation, tender offer or similar transaction; PROVIDED, HOWEVER, that, in such event the Effective Period (as defined below) for such registration statement shall be extended by the number of days during the postponement period. Parent agrees to issue stock certificates reflecting the Earn-Out Amounts in denominations reasonably requested by the Shareholders.

               (c) As soon as practicable after the Closing, the Executives and Parent will mutually establish "agreed upon procedures" reasonably consistent with the preparation of the 1999 Financial Statements to be used in determining Revenues for purposes of calculating the Earn-Out Amounts. Not later than ninety
(90) days after the end of each of the foregoing Fiscal Years, an independent auditor (the "AUDITOR") to be mutually agreed upon by Parent and the Executives will determine Revenues for purposes of the Earn-Out Amount for that Fiscal Year in accordance with such agreed upon procedures and will prepare a statement of Revenues relating thereto (the "STATEMENT"). The fees and disbursements of the Auditor incurred in the preparation of the Statement shall be paid 50% by the Shareholders and 50% by Parent; PROVIDED, HOWEVER, that if Ernst & Young LLP, or such other firm as shall then be the regular independent auditors of Parent, is to serve as the Auditor, Parent shall pay 100% of the fees and disbursements of such Auditor.

          2.12. REVENUE AND EBITDA ADJUSTMENTS.

               (a) The parties have contemplated that Revenues of the Company for the 1999 Fiscal Year (the "1999 REVENUES") will be at least $3,500,000 and that EBITDA for the 1999 Fiscal Year (the "1999 EBITDA") will be at least $290,000.

               (b) On or before March 31, 2000, the Company Accountant's shall prepare and deliver to Parent and the Company, the 1999 Financial Statements and the calculation of 1999 Revenues and 1999 EBITDA, including the underlying working papers therefor, setting forth the Company's calculation of 1999 Revenues and 1999 EBITDA, together with a letter from the Company Accountants to the effect that, based on agreed upon procedures, nothing has come to the attention of such Company Accountants that causes them to believe that 1999 Revenues and 1999 EBITDA have not been determined in accordance with GAAP. Parent and the Company each hereby agree that the results of the Company Accountants shall be conclusive and binding on each of them, and the final determination of 1999 Revenues and 1999 EBITDA as approved by such firm shall prevail. The fees and disbursements of the Company Accountants incurred in the preparation of the 1999 Financial Statements shall be paid 50% by the Shareholders and 50% by Parent.

               (c) As provided in SECTION 2.11(a), if the 1999 Revenues are less than $3,150,000, the Earn-Out Dollar Amount for the 2000 Fiscal Year shall be reduced by an amount (the "REVENUE ADJUSTMENT AMOUNT") equal to $11,850,000 multiplied by a fraction, the numerator of which is an amount equal to the difference between $3,150,000 and the 1999 Revenues and the denominator of which is $3,150,000. If the Earn-Out Dollar Amount for the 2000 Fiscal Year is less than the Revenue Adjustment Amount, then the Earn-Out Amount for the 2000 Fiscal Year shall be zero and the Earn-Out Dollar Amount for the 2001 Fiscal Year shall be reduced by an amount (the "SECOND REVENUE ADJUSTMENT AMOUNT") equal to the difference between the Earn-Out Dollar Amount for the 2000 Fiscal Year and the Revenue Adjustment Amount. If the Earn-Out Dollar Amount for the 2001 Fiscal Year is less than the Second Revenue Adjustment Amount, then the Earn-Out Amount for the 2001 Fiscal Year shall be zero and, within five Business Days after the Distribution Date for the 2001 Fiscal Year, the Shareholders, pro rata according to their respective percentage ownership of the Company immediately prior to the Effective Time, as reflected on SCHEDULE I hereto, shall pay to Parent an amount equal to the difference between the Earn-Out Dollar Amount for the 2001 Fiscal Year and the Second Revenue Adjustment Amount. Such payment to Parent may be made, at the sole discretion of the Shareholders, in immediately available funds or in Parent Shares. For purposes of this payment, the Parent Shares shall be valued in the same manner as described in SECTION 9.5(d).

               (d) If the actual 1999 EBITDA is less than $120,000, Parent and the Shareholders shall discuss in good faith an appropriate reduction in the Earn-Out Amount for the 2000 Fiscal Year or other appropriate changes in the other terms of the transactions contemplated by this Agreement to be mutually agreed upon in writing by Parent and the Shareholders. In the event the parties are unable to agree on such reduction or other appropriate change, the parties shall proceed to binding arbitration as provided in SECTION 9.3. Nothing in this
SECTION 2.12(d) will affect the issuance of Parent Shares as Merger Consideration pursuant to SECTION 2.8. The parties acknowledge that the adjustment formula for differences in Revenues from the estimate set forth in SECTION 2.12(c) is not necessarily appropriate for application in the case of EBITDA differences.

          2.13. FORM OF CONSIDERATION. With the written consent of the Executives in their sole discretion, in lieu of delivering the Parent Shares described in SECTION 2.8(a) above, Parent may elect to pay all or any portion of such Initial Merger Consideration in cash. In the event that Parent elects to pay any portion of the Initial Merger Consideration in cash rather than Parent Shares, on the Closing Date, (i) Parent will pay to the Shareholders on a pro rata basis in immediately available funds to an account designated by each Shareholder prior to the Closing Date that portion of the Initial Merger Consideration so converted to cash and (ii) the Company Shares shall be deemed to have been converted into the right to receive cash by virtue of the Merger to the extent of such cash payment, based on the $16,850,000 value of the Merger Consideration.

          2.14. ADJUSTMENT EVENTS. If, between the date of this Agreement and the Effective Time, the outstanding Parent Shares shall have been changed into or exchanged for a different number of shares or kind of shares of Parent or another corporation or entity by reason of any reclassification, split-up, stock dividend or stock combination or merger or any arrangement, amalgamation or similar statutory procedure (an "ADJUSTMENT EVENT"), then the Closing Conversion Share Amount and the Earn-Out Amounts shall be reasonably and equitably adjusted. If the Adjustment Event occurs between the Effective Time and a Distribution Date, the Earn-Out Amounts shall be reasonably and equitably adjusted. If the record date for any such Adjustment Event shall be prior to the Effective Time or a Distribution Date, as applicable, but the payment date therefor shall be subsequent to the Effective Time or a Distribution Date, as applicable, Parent shall take such action as shall be required so that on such payment date the Shareholders shall be entitled to receive such number or kind of shares as such holder would have received as a result of such event if the record date therefor had been immediately after the Effective Time or a Distribution Date, as applicable.

                                  ARTICLE III.

                               CLOSING DELIVERIES

          3.1. DELIVERIES BY THE COMPANY AND THE SHAREHOLDERS AT THE CLOSING. At the Closing, the Company and the Shareholders, as the case may be, shall deliver, or cause to be delivered:

               (a) the Employment Agreements;

               (b) Except as provided in SECTION 2.10(b), certificates representing all of the Company Shares;

               (c) certificate of good standing issued by the State Corporation Commission of the Commonwealth of Virginia for the Company, dated not more than five days prior to the Closing Date;

               (d) a certificate, dated as of the Closing Date and signed by the Company's President or a Vice President, as to the fulfillment of the conditions set forth in SECTION 7.3;

               (e) a certificate executed by the Secretary of the Company, dated as of the Closing Date, certifying resolutions adopted by the Company's board of directors relating to the transactions contemplated by this Agreement and the Employment Agreements;

               (f) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder; and

               (g) such other documents and items as Parent may reasonably request, including, without limitation, evidence of the release of the liens described on SCHEDULE 7.3(e) and evidence of payment of any amounts due pursuant to the IRS Installment Agreement described in SECTION 7.3.

          3.2. DELIVERIES BY PARENT AND MERGER SUB AT THE CLOSING. At the Closing, Parent and Merger Sub shall deliver, or cause to be delivered:

               (a) the Employment Agreements;

               (b) certificates representing the Parent Shares to be distributed pursuant to SECTION 2.8(a);

               (c) a certificate, dated as of the Closing Date and signed by Parent's authorized representative, as to the fulfillment of the conditions set forth in SECTION 7.2; and

               (d) such other documents and items as the Company or the Shareholders may reasonably request, including, without limitation, evidence of the payment by Parent of the outstanding loans to First Market Bank, FSB described in SECTION 7.3.

                                   ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

          As a material inducement to Parent and Merger Sub to enter into this Agreement, the Company and each of the Shareholders, severally, but not jointly, hereby represent and warrant to Parent and Merger Sub, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, correct and complete:

          4.1. ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia with full corporate power and corporate authority to conduct the Business as it is presently being conducted, to own or lease, as applicable, its assets and properties, and to perform all its obligations under its Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the assets of the Company or the Business. Copies of the Articles of Incorporation and bylaws of the Company, and all amendments thereto, heretofore delivered to Parent, are accurate and complete as of the date hereof.

          4.2. SUBSIDIARIES. Except as set forth on SCHEDULE 4.2, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

          4.3. AUTHORIZATION.

               (a) The Company has all requisite power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement and the Employment Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Employment Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly approved by the board of directors of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Employment Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and is, and, upon execution and delivery of the Employment Agreements, this Agreement and the Employment Agreements will be, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

               (b) Each of the Shareholders has all requisite power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement and the Employment Agreements to which he is a party, to consummate the transactions contemplated hereby and thereby and to perform his obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each of the Shareholders and is, and, upon execution and delivery of the Employment Agreements, this Agreement and the Employment Agreements to which each Shareholder is party will be, the legal, valid and binding obligations of each of the Shareholders, enforceable against him in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

          4.4. CAPITALIZATION.

               (a) The SCHEDULE OF SHAREHOLDERS attached hereto as SCHEDULE I sets forth the name of each Person holding any equity securities of the Company or securities convertible into or exchangeable for equity securities of the Company. The authorized capital stock of the Company consists of 100 shares of Common Stock, all of which are issued and outstanding. All shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. No claim has been made or threatened to the Company asserting that any Person other than a Person listed on SCHEDULE I is the holder or beneficial owner of, or has the right to acquire beneficial ownership of, any stock of, or any other voting, equity or ownership interest in the Company.

               (b) Except as set forth on SCHEDULE 4.4, there are no (i) outstanding warrants, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, transfer, purchase, return or redeem any securities of the Company,
(ii) securities of the Company reserved for issuance for any purpose, (iii) agreements pursuant to which registration rights in the capital stock of the Company have been granted, (iv) shareholders agreements, whether written or verbal, among any current and former shareholders of the Company or (v) statutory or contractual preemptive rights or rights of first refusal with respect to the Company Shares.

               (c) The Company has issued all shares of its capital stock pursuant to valid exemptions from registration under applicable federal and state securities laws. There are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

          4.5. TITLE TO PROPERTIES AND ASSETS.

               (a) Except as set forth on SCHEDULE 4.5(A), (i) the Company has, or will have, as of the Closing, good and valid title to or, in the case of leased properties or properties held under license, good and valid leasehold or license interest in, all of its properties and assets and (ii) the Company holds title to each such property and asset which it purports to own, free and clear of all liens, adverse claims, mortgages, pledges, encumbrances, security interest or charge of any kind other than Permitted Encumbrances. The representations in this SECTION 4.5 do not apply to the Intellectual Property Rights as to which only the representations in SECTION 4.20 shall apply.

               (b) Except as set forth on SCHEDULE 4.5(b), all of the tangible assets of the Company, are, or will be as of the Closing, in all material respects in reasonably serviceable operating condition and repair and are adequate for the conduct of the Business of the Company in substantially the same manner as has heretofore been conducted.

               (c) SCHEDULE 4.5(c) sets forth a true and complete list of all real property owned or leased by the Company (collectively, the "REAL PROPERTY"). Except as set forth on SCHEDULE 4.5(c), the Company has good and marketable fee simple title to or a valid leaseholder interest in the Real Property, free and clear of all Encumbrances, except Permitted Encumbrances.

          4.6. ABSENCE OF CERTAIN ACTIVITIES. Except as set forth on SCHEDULE 4.6, since December 31, 1999, there has not been:

               (a) to the Company's knowledge, any damage, destruction or loss to tangible property, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

               (b) any waiver by the Company of a material right or of a material debt owed to it;

               (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except such a satisfaction, discharge or payment made in the Ordinary Course of Business or that is not material to the assets, properties, financial condition, operating results or business of the Company;

               (d) any material change or amendment to a Material Contract (as defined below) or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement or in the Ordinary Course of Business;

               (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by the Company's Board of Directors; or

               (f) to the Company's knowledge, any other event or condition of any character which will materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

          4.7. CERTAIN ACTIONS. Except as set forth on SCHEDULE 4.7, since December 31, 1999, the Company has not:

               (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock;

               (b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate;

               (c) made any loans or advances to any person, other than ordinary advances for travel and other reasonable business expenses;

               (d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory and licensing of software in the Ordinary Course of Business; or

               (e) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals (other than employment, stock option, confidentiality, non-competition and intellectual property rights agreements entered into in the Ordinary Course of Business and disclosed on
SCHEDULE 4.8 hereto).

          4.8. MATERIAL CONTRACTS.

               (a) All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that (i) are material to the conduct and operations of its Business and properties, (ii) involve any of the officers, consultants, directors, employees or Shareholders of the Company or (iii) obligate the Company to develop any product or technology outside the Ordinary Course of Business (the "MATERIAL CONTRACTS") are listed in SCHEDULE
4.8 and have been made available for inspection by Parent and its counsel. For purposes of this SECTION 4.8, "material" shall mean any agreement, contract, indebtedness, liability or other obligation either (x) having an aggregate value, cost or amount in excess of $50,000 per year or (y) having an aggregate value, cost or amount in excess of $25,000 per year and not terminable upon thirty days' notice.

               (b) Each Material Contract is in full force and effect, paid in accordance with past practices, and has not been materially impaired by any acts or omissions of the Company. Except as set forth on SCHEDULE 4.8, no Material Contract requires the consent of any other contracting party to the transactions contemplated by this Agreement. All of the Material Contracts are valid, binding and enforceable in accordance with their terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law. To the Company's knowledge, no party is in Default under such Material Contracts and the Company has not received notice of any claim of Default. The Company is not aware of any intent by any party to any Material Contract to terminate or amend the terms thereof or to refuse to renew any such Material Contract upon expiration of its term, other than Material Contracts to ticket single or one-time events. The Company is not currently paying liquidated damages in lieu of performance thereunder.

          4.9. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in Default of any term of the Company's Articles of Incorporation or bylaws or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such Default, or be in conflict with the Company's Articles of Incorporation or bylaws, or to the Company's knowledge, a violation of any Regulations or Court Orders, or an event which results in the creation of any lien, charge or encumbrance upon any of the Company's assets.

          4.10. FINANCIAL STATEMENTS. Except as set forth on SCHEDULE 4.10, The Company heretofore has delivered to Parent true and correct copies of the Financial Statements and the December 1999 Balance Sheet. The Financial Statements (a) are complete in all material respects, (b) are in accordance with the books and records of the Company and (c) fairly and accurately present the financial position of the Company as of the respective dates thereof and the results of operations for the periods then ended in accordance with the accounting methods historically used by the Company. The Financial Statements have been compiled by the Company Accountants, whose report thereon is included with such financial statements. Specifically, but not by way of limitation, the balance sheet of the Financial Statements discloses all of the Company's material debts, Liabilities and obligations of any nature, whether due or to become due (other than contingent Liabilities unknown to the Company), as of the date thereof to the extent such debts, Liabilities and obligations are disclosed based on accounting practices historically used by the Company. The Company has good and marketable title to all assets set forth on the December 1999 Balance Sheet, except for such assets as have been spent, sold or transferred in the Ordinary Course of Business since the date thereof, subject to Permitted Encumbrances and those liens set forth on
SCHEDULE 4.5.

          4.11. LIABILITIES. Except as set forth on SCHEDULE 4.11 and on the December 1999 Balance Sheet, the Company has no indebtedness for borrowed money that the Company has, directly or indirectly, created, incurred, assumed or guaranteed, or with respect to which Company has otherwise become directly or indirectly liable, other than in the Ordinary Course of Business.

          4.12. TAXES.

               (a) DEFINITIONS. For purposes of this Agreement:

                    (i) the term "TAX" (including with correlative meaning, the terms "TAXES" and "TAXABLE") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                    (ii) the term "TAX RETURN" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

               (b) Except for the Fiscal Years which were the subject of the IRS Installment Agreement (as defined below) and to the extent of the matters settled by the IRS Installment Agreement (the "SETTLED MATTERS"), the Company has accurately prepared and timely filed all Tax Returns it is required to have filed with respect to its past five Fiscal Years. Such Tax Returns are accurate, complete and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

               (c) The Company has paid all Taxes it is required to have paid, other than amounts owing in connection with the IRS Installment Agreement.

               (d) Except as set forth on SCHEDULE 4.12(d):

                    (i) no written claim has been made against the Company by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; and

                    (ii) except for the Settled Matters, no extensions or waivers of statutes of limitations with respect to the Tax Returns have been given by or requested from the Company, other than in connection with the IRS Installment Agreement.

               (e) SCHEDULE 4.12(e) sets forth:

                    (i) those taxable years for which the Company has knowledge that examinations by taxing authorities are presently being conducted;

                    (ii) those years for which written notice of pending or threatened examination or adjustment has been received; and

                    (iii) those years for which required income Tax Returns have not yet been filed.

               (f) Except to the extent indicated in SCHEDULE 4.12(f), all deficiencies asserted or assessments made against the Company as a result of any examinations by any taxing authority have been fully paid or otherwise resolved.

               (g) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company, other than as disclosed on SCHEDULE 4.5.

               (h) The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

               (i) The Company is not a party to or bound by any closing agreement or offer in compromise with any taxing authority, other than the IRS Installment Agreement.

               (j) Except to the extent indicated in SCHEDULE 4.12(j):

                    (i) the Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (or any predecessor provision or comparable provision of state, local or foreign law), or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes;

                    (ii) the Company has no liability for Taxes of any person (other than the Company and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract, or otherwise;

                    (iii) the Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it; and

                    (iv) the Company has not been a personal holding company under Section 542 of the Code.

               (k) The Company has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise. The Company has not taken action that is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

               (l) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of
Section 280G of the Code; PROVIDED that the Company makes no representation that the transactions under this Agreement and the Employment Agreements viewed in isolation would not result in the payment of any "excess parachute payment."

               (m) SCHEDULE 4.12(m) sets forth all foreign jurisdictions in which the Company is subject to tax, is engaged in business or has a permanent establishment.

               (n) The Company is not a party to any joint venture, partnership, or other arrangement or contract which will be treated as a partnership for federal income tax purposes.

               (o) No material election with respect to Taxes of the Company will be made by the Executives or the Company after the date of this Agreement without the prior written consent of Parent.

               (p) None of the income recognized, for federal, state, local or foreign income tax purposes, by the Company during the period commencing on the date hereof and ending on the Closing Date will be derived other than in the ordinary course of business.

               (q) The provisions for Taxes currently payable on the December 1999 Balance Sheet are at least equal, as of the date thereof, to all unpaid Taxes of the Company, whether or not disputed.

          4.13. ENVIRONMENTAL MATTERS. During the period that the Company has owned or leased its properties and facilities, (a) to the Company's knowledge, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities and
(b) neither the Company, nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For purposes of this Agreement, the terms
"disposal," "release" and "threatened release" shall have the definitions assigned thereto by the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this SECTION 4.13, "HAZARDOUS
MATERIALS" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and
Community Right-to-Know Act, 42 U.S.C. Section 11001 ET SEQ.; (iii) the U.S. Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; (iv) the U.S. Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; (v) the U.S. Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET SEQ.; (vi) regulations promulgated under any of the above statutes or (vii) any applicable state or local statute, ordinance, rule, or Regulation that has a scope or purpose similar to those statutes identified above, but shall not include normal cleaning, housekeeping or pest control products or photocopying materials.

          4.14. EMPLOYEE BENEFITS.

               (a) For all purposes of this Agreement,

                    (i) "EMPLOYEE PENSION BENEFIT PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.

                    (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    (iii) "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA.

                    (b) The Company does not currently sponsor and has not ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan on behalf of or with respect to any employee of the Company. The Company does not currently sponsor, maintain or contribute to any Multiemployer Plan covering its employees.

          4.15. COMPLIANCE WITH LAW. To the Company's knowledge, the Company and the conduct of the Business are not in violation of any Regulations and Court Orders relating to the Business or operations of the Company, except where such violation would not have, either individually or in the aggregate, a Material Adverse Effect. The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders, and the Company does not know of any existing circumstances that would result in violations of any of the foregoing.

          4.16. PERMITS. SCHEDULE 4.16 sets forth a complete list of all Permits used in the operation of the Business or otherwise held by the Company in connection with the Business, all of which are as of the date hereof, and all of which will be as of the Closing Date, in full force and effect. The Company has all Permits required under any Regulation in the operation of the Business and owns or possesses such Permits free and clear of all Encumbrances except Permitted Encumbrances, and except such Permits the failure of which to obtain would not have a Material Adverse Effect on the Assets or the Business. The Company is not in Default and has not received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 4.16, no present or former shareholder, director, officer or employee of the Company or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Company owns, possesses or uses.

          4.17. CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 4.17 and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements, of state securities laws, and the filing and recordation of the Merger Articles as required by the VSCA, no consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by the Company or any of its Affiliates in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

          4.18. LITIGATION. Except as set forth on SCHEDULE 4.18, there is no action, suit, proceeding, Court Order, claim, arbitration or investigation ("PROCEEDING") pending (or, to the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, other than usual customer complaints in the Ordinary Course of Business. To the Company's knowledge, there is no factual or legal basis for any such Proceeding that might result, individually or in the aggregate, in any Material Adverse Change in the Business, properties, assets, condition (financial or otherwise) or operations of the Company. There is no Proceeding by the Company currently pending or which the Company intends to initiate.

          4.19. LABOR MATTERS.

                    (a) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company, threatened, which could have a Material Adverse Effect on the assets, properties, financial condition, operating results or Business of the Company, nor is the Company aware of any labor organization involving its employees.

                    (b) SCHEDULE 4.19(b) sets forth the names of each of the key, exempt employees (I.E., those employees whose annual cash compensation exceeds $50,000 and who are considered "exempt" from the payment of overtime) of the Company, and also sets forth the base payment made to such key employee each pay period as of the date hereof and projections for the current Fiscal Year of other incentive compensation (including bonuses) for each person named therein.
SCHEDULE 4.19(b) also lists as of the date hereof the names of all other employees of the Company (other than call center telephone operators), the hourly pay rates of compensation and the job titles for all such employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. SCHEDULE 4.19 also sets forth all written employment agreements between the Company and any employee of the Company. To the Company's knowledge, no employee or director of the Company is a party to, or is otherwise bound by, any nondisclosure, confidentiality, noncompetition, proprietary rights, employment, consulting or similar agreement, between such employee or director and any other Person that materially adversely affects or will affect the performance of his or her duties as an employee or director of the Company.

          4.20. INTELLECTUAL PROPERTY.

               (a) CERTAIN DEFINITIONS. When used in this SECTION 4.20, the following capitalized terms shall have the following meanings:

                    (i) "CONTENT" means content and information (including editorial and advertising content and information) of whatever type and in whatever medium, including without limitation, all text, graphics (including JPEG and GIF files), images, artwork and audiovisual materials, in each case whether in analog or digital format, displayed on a website, excluding executable software programs. The following are examples of items that constitute "Content" of a website.

                         (A) text displayed on a website in the form of reviews, features, listings, event calendars, promotional and descriptive text (such as headlines and teasers), site taxonomy and nomenclature;

                         (B) audio and video (both streaming and downloadable) clips;

                         (C)  animations;

                         (D) format and structure and overall design and appearance of the user interface;

                         (E) archival and original materials, such as text documents, uncompressed images (such as Photoshop or Illustrator artwork), and uncompressed audio and video clips; and

                         (F) artwork for banners and other images designed to promote content and functionality.

                    (ii) "INTELLECTUAL PROPERTY RIGHTS" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

                         (A) fictional business names, trade names, trademarks and service marks (whether registered or unregistered, including any applications for registration of any of the foregoing), logos, Internet domain names, trade dress rights and general intangibles of a like nature, together with the goodwill associated with any of the foregoing (collectively, "MARKS");

                         (B) patents and applications therefor, including continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively, "PATENTS");

                         (C) copyrights and registrations and applications therefor (collectively, "COPYRIGHTS");

                         (D) proprietary and confidential information which constitute trade secrets such as proprietary and confidential know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, and data bases in each case excluding any of the foregoing to the extent the rights therein comprise or are protected by Copyrights or Patents (collectively, "TRADE SECRETS"); and

                         (E) moral rights, publicity rights and any other intellectual, proprietary or similar intangible rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, or Trade Secrets (collectively, "OTHER IP RIGHTS").

                    (iii) "SOFTWARE" means any and all (w) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (x) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (y) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (z) all documentation, including user manuals and training software, relating to any of the foregoing, in each case developed or licensed by the Company, or used in or necessary for the conduct of its Business, specifically excluding those items prepared for customers in the operation of the Company's Business for which the customer contractually has vested title.

                    (iv) "2b MARKS" means the marks 2b, MTN and Vista and related design marks, together with the goodwill of the business symbolized thereby, and all Intellectual Property Rights therein or thereto.

                    (v) "2b CONTENT" means Content used or acquired for use in connection with the Business.

               (b) MARKS. Except as may be set forth in SCHEDULE 4.20(b), the Company makes the following representations and warranties with respect to the 2b Marks:

                    (i) None of the 2b Marks has been registered and the Company has filed no application for registration of any 2b Mark other than the application identified on SCHEDULE 4.20(b) that is currently pending before the United States Patent and Trademark Office. The Company is the owner of all right, title and interest in and to the 2b Marks, free and clear of any and all Encumbrances, covenants, conditions or other adverse claims or interests of any kind or nature other than Permitted Encumbrances and those liens disclosed on
SCHEDULE 4.5, and the Company has not received any notice challenging the Company's ownership of such rights in the 2b Marks or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto.

                    (ii) the Company has not received any notice or claim (whether written or oral) challenging the validity or enforceability of the 2b Marks;

                    (iii) the Company has not granted to any Person any right, license or permission to use the 2b Marks;

                    (iv) to the knowledge of the Company, there is no trademark or service mark or application therefor of any other Person that is conflicting with the 2b Marks and the use of the 2b Marks in the manner used by the Company as of the Closing Date does not create a likelihood of confusion with any trade name, trademark or service mark of any other Person; and

                    (v) to the knowledge of the Company, there has been no prior use of the 2b Marks by any third party which would confer upon such third party superior rights in the 2b Marks vis-a-vis the uses of the 2b Marks by the Company as of the Closing Date.

               (c) 2b CONTENT. the Company has not registered (with the United States Copyright Office or in the appropriate office in any foreign jurisdiction) any Copyrights that relate to 2b Content, nor has the Company filed any pending applications for registration of such Copyrights anywhere in the world. Except as may be set forth on SCHEDULE 4.20(c):

                    (i) The Company has not received any written notice or claim challenging or questioning the validity or enforceability of any Copyright covering material 2b Content or indicating an intention on the part of any Person to bring a claim that any such Copyright is invalid, is unenforceable or has been misused and, to the knowledge of the Company, no such Copyright otherwise has been challenged or threatened in any way;

                    (ii) The Company has not taken any action with regard to the licensing of any Copyright covering any 2b Content that is owned exclusively by the Company (collectively, "OWNED CONTENT COPYRIGHTS") that , to the knowledge of the Company, would result in the unenforceability of any of the Owned Content Copyrights;

                    (iii) The Company has not granted to any Person any right, license or permission to exercise any rights under any of the Owned Content Copyrights, including without limitation any exclusive or non-exclusive right to display, distribute, develop, prepare derivative works based on, or otherwise commercially exploit any 2b Content, other than (A) non-exclusive linking and framing arrangements with museums and other client venues and search engines and other portal websites in the Ordinary Course of Business, (B) non-exclusive use licenses granted to end users and (C) rights retained by developers of Content that are customarily retained by independent contractors that develop Content for third parties, in each case in the Ordinary Course of Business;

                    (iv) The Company has acquired all rights, licenses or permissions necessary to display, publish, distribute and otherwise commercially exploit in connection with the Business as of the Closing all 2b Content as to which the Company is not the exclusive owner (collectively, "THIRD PARTY 2b CONTENT"), and the Company has received no notice from any third party questioning or challenging the Company's right so to exploit any Third Party 2b Content; and

                    (v) The Company's rights with respect to Third Party 2b Content shall be exercisable by Parent on and after the Closing to the same extent as exercisable by the Company prior to the Closing.

               (d) PATENTS.The Company does not own any Patents.

               (e) TRADE SECRETS. The Company has taken reasonable precautions as described in SCHEDULE 4.20(e) to protect the secrecy, confidentiality and value of all other material Trade Secrets of the Company (collectively, "OWNED TRADE SECRETS"). Except as may be set forth in SCHEDULE 4.20(e):

                    (i) the Company owns all of the Owned Trade Secrets and none of the Owned Trade Secrets is subject to any Encumbrances or other adverse claims or interests of any kind or nature other than Permitted Encumbrances and those liens disclosed on SCHEDULE 4.5, and the Company have not received any notice challenging its ownership of any of the Owned Trade Secrets;

                    (ii) with respect to each Owned Trade Secret other than know-how that is generally not documented, the documentation relating thereto is sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others;

                    (iii) except under appropriate confidentiality obligations that, to the Company's knowledge, have been fully observed and performed in all material respects, there has been no disclosure by the Company of material confidential information or other Owned Trade Secrets to any other Person; and

                    (iv) to the knowledge of the Company, no other Person has misappropriated any of the Owned Trade Secrets.

               (f) OWNERSHIP. The Company is the owner of all right, title and interest in and to the Owned Content Copyrights free and clear of any and all Encumbrances, covenants, conditions or other adverse claims or interests of any kind or nature other than Permitted Encumbrances and those liens disclosed on
SCHEDULE 4.5, and the Company has not received any notice challenging the Company's ownership of the Owned Content Copyrights or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto.

               (g) INFRINGEMENT. Except as may be set forth in SCHEDULE 4.20(g), the Company is not a party to any legal action or proceeding, nor is, or during one-year period prior to date hereof has been, any legal action or proceeding been threatened in writing, that involves or involved a claim of infringement, misappropriation or other wrongful use or exploitation, either (i) by the Company against any other Person or (ii) by any Person against the Company, of any Intellectual Property Right used or exploited by the Company. To the knowledge of the Company, no other Person has infringed, misappropriated, violated or otherwise wrongfully exploited any Owned Content Copyright in any material manner. Except as may be set forth in SCHEDULE 4.20(g), the use or other exploitation by the Company of the 2b Marks, the 2b Content or any other Content owned by the Company and displayed on www.2btech.com immediately prior to the Closing, do not conflict with, infringe upon, violate, result in a misappropriation of, or otherwise involve any material wrongful use or exploitation of, any patent, copyright, trade secret or other Intellectual Property Right or other right of any Person, nor is any of the foregoing subject to any outstanding order, judgment, decree, stipulation or agreement materially restricting the use thereof by the Company or, in the case of the 2b Marks and the Owned Content Copyrights, restricting the sale, transfer, assignment or licensing thereof by the Company to any Person. Except as may be set forth in
SCHEDULE 4.20(g), the Company has the exclusive right to bring actions against any Person that is infringing the 2b Marks or any Owned Content Copyrights, and to retain for itself any damages recovered in any such action.

               (h) EMPLOYEE ASSIGNMENT AGREEMENTS. Except as set forth in
SCHEDULE 4.20(h), all current and former employees and consultants of the Company whose duties or responsibilities relate to the development of Content or Owned Software have entered into assignment and proprietary information agreements with the Company in substantially the form provided to Parent. To the Company's knowledge, no employee or consultant of the Company whose duties or responsibilities relate to the development of Content or Owned Software is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any Court Order or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company. To the knowledge of the Company, the carrying on of the Business by such employees and contractors of the Company and the conduct of the Business as presently proposed, will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants or the Company is now obligated. Except as set forth in SCHEDULE 4.20(h) and to the knowledge of the Company, it will not be necessary to utilize any intellectual property of any employees of the Company (or Persons the Company currently intends to hire) acquired prior to their employment by the Company in order to continue to use, display and exploit any 2b Content or any Owned Software
(it being acknowledged that any such employees will in any event be required to utilize programming and design experience, techniques and know-how that is customarily used in developing similar Content or Software).

               (i) SOFTWARE. SCHEDULE 4.20(i) sets forth an accurate description of all of the Software, excluding licensed software that is contained in standard desktop applications and is available in consumer retail stores other than Software used in, or used in connection with the development of, any of the Company's products (such licensed Software that is so contained in standard desktop applications and so available is collectively referred to herein as "COTS"). SCHEDULE 4.20(i) specifically identifies all Software that is owned exclusively by the Company (the "OWNED SOFTWARE") and all Software that is used by the Company in the conduct of the Business that is not exclusively owned by the Company (excluding COTS) (the "LICENSED SOFTWARE"). Except as may be set forth in SCHEDULE 4.20(i):

                    (i) the Company is the owner of all right, title and interest in and to all Owned Software, including without limitation all Copyrights, Trade Secrets and Other IP Rights relating thereto, free and clear of any and all Encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature other than Permitted Encumbrances and those liens disclosed on SCHEDULE 4.5, and the Company has not received any notice challenging the Company's ownership of all Owned Software and all such Intellectual Property Rights relating thereto or suggesting that any other person has any claim of legal or beneficial ownership with respect thereto;

                    (ii) the Company has not assigned, licensed, transferred or encumbered any of its rights in or to any Owned Software except for Permitted Encumbrances and those liens disclosed on SCHEDULE 4.5, including without limitation any Copyrights, Trade Secrets or Other IP Rights with respect thereto, to any person, excluding any non-exclusive use licenses granted to customers in the Ordinary Course of Business;

                    (iii) no source code of any Owned Software has been licensed or, to the Company's knowledge, otherwise made available to any person, and the Company has treated such source code, and the data associated therewith, as confidential and proprietary business information, and has taken all reasonable steps to protect the same as trade secrets of the Company;

                    (iv) any person identified in SCHEDULE 4.20(i) as having received any such source code or data relating to Owned Software is legally bound by an appropriate confidentiality and non-disclosure obligation with respect thereto and the Company is not aware of any material breach of any such agreement or any threatened disputes or disagreements with respect thereto;

                    (v) none of the Software products licensed by the Company to third parties contains any Software that embodies Intellectual Property Rights of any person other than the Company, except for such Software obtained by the Company from other third parties that make such Software generally available to all interested purchasers or end-users on standard commercial terms and that have expressly licensed the Company to utilize such Software in the manner such Software has been utilized;

                    (vi) the Company has been granted all necessary the rights or permission to use the Licensed Software that is material to the conduct of the Business, as it is used in the conduct of their Business as presently conducted, and has not exercised any rights in respect of any Licensed Software, including without limitation any reproduction, distribution or derivative work rights, outside the scope of any license or permission granted by the person from which the right to use such Licensed Software was obtained; and

                    (vii) no royalties, fees, honoraria or other payments are payable by the Company to any person by reason of the ownership, use, sale, licensing, distribution or other exploitation of any Software or any Intellectual Property Rights of the Company (excluding any salaries or consulting fees payable to employees or contractors of the Company in the Ordinary Course of Business that are not based on revenues arising from such exploitation).

               (j) PERFORMANCE OF EXISTING SOFTWARE PRODUCTS. Except as may be set forth in SCHEDULE 4.20(j), to the knowledge of the Company, all Owned Software products that the Company has distributed to third parties function in all material respects in the intended manner free of any significant bugs or programming errors.

               (k) SOFTWARE DOCUMENTATION. The Company has taken reasonable actions to document the Software and its operation, such that the Software, including the source code and documentation, may be modified and maintained in an efficient manner by reasonably competent programmers.

               (l) AGREEMENTS IN RESPECT OF LICENSED TECHNOLOGY. SCHEDULE 4.20(l) contains a complete and accurate specific list of all written agreements pertaining to Licensed Software (excluding COTS) (collectively, "LICENSED SOFTWARE AGREEMENTS") and a complete and accurate specific list of all written agreements pertaining to any other technology (other than COTS) used or practiced by the Company as to which a person other than the Company owns the applicable Intellectual Property Rights other than technology incorporated in commercial products generally available for sale or license to the public (I.E., Microsoft office products, computers, fax machines) (collectively, "OTHER LICENSED TECHNOLOGY AGREEMENTS" and, together with Licensed Software Agreements, the "LICENSED TECHNOLOGY AGREEMENTS"). SCHEDULE 4.20(l) sets forth a complete and accurate list of all royalty obligations of the Company under any Licensed Technology Agreements. Except as may be set forth in SCHEDULE 4.20(l):

                    (i) all Licensed Technology Agreements are in full force and effect, and the Company is not in material breach thereof, nor has the Company received any notice to the contrary;

                    (ii) all Licensed Technology Agreements will be maintained by the Company in full force and effect through the Closing;

                    (iii) there are no outstanding disputes or disagreements with respect to any Licensed Technology Agreement;

                    (iv) the expiration dates of all Licensed Technology Agreements are sufficiently distant from the date hereof such that no potential impairment of the value of any of the Company's products could reasonably be imputed by virtue of the non-renewal of the term of any Licensed Technology Agreement;

                    (v) to the Company's knowledge, the rights licensed under each Licensed Technology Agreement shall be exercisable by the Company on and after the Closing to the same extent as prior to the Closing;

                    (vi) the Licensed Technology Agreements together expressly confer on the Company valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by the Company and that are used or practiced in the Company's business (collectively, the "LICENSED INTELLECTUAL PROPERTY"); and

                    (vii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the impairment of any rights under, any Licensed Technology Agreement.

               (m) AGREEMENTS INVOLVING DISTRIBUTION OR OTHER RIGHTS GRANTED TO THIRD PARTIES IN RESPECT OF OWNED SOFTWARE. SCHEDULE 4.20(m) contains an accurate specific list of all agreements and arrangements involving the grant by the Company to any person of any right to distribute, prepare derivative works based on, support or maintain or otherwise commercially exploit (through distribution or licensing arrangements) any Owned Software, including without limitation any value-added reseller agreements, joint development or marketing agreements or strategic alliance agreements involving any Owned Software (collectively, "DESIGNATED SOFTWARE AGREEMENTS"). Except as may be set forth in
SCHEDULE 4.20(m):

                    (i) all Designated Software Agreements are in full force and effect, and to the Company's knowledge the Company is not in material breach thereof, nor has the Company received any notice to the contrary;

                    (ii) all Designated Software Agreements will be maintained by the Company in full force and effect through the Closing;

                    (iii) there are no outstanding disputes or disagreements with respect to any Designated Software Agreement; and

                    (iv) to the Company's knowledge, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any Designated Software Agreement.

               (n) SUFFICIENCY OF OWNED AND LICENSED INTELLECTUAL PROPERTY. To the Company's knowledge, except as set forth in SCHEDULE 4.20(n), the 2b Marks, Owned Content Copyrights, Trade Secrets and Licensed Intellectual Property, including without limitation the foregoing to the extent they apply to any Software, constitute all of the Intellectual Property

Rights necessary for the conduct of the Company's Business as presently conducted or contemplated to be conducted by the Company's existing business plan and constitute all of the Intellectual Property Rights necessary to operate such business after the Closing in substantially the same manner as such business heretofore has been operated by the Company.

               (o) DISABLING CODES AND CONTAMINANTS. To the Company's knowledge, all of the Software is free of any disabling codes or instructions (a "DISABLING CODE"), and any virus or other intentionally created, undocumented contaminant (a "CONTAMINANT"), that may, or may be used to, access, modify, delete, damage or disable the Material Systems or that may result in damage thereto, in each case that would have a Material Adverse Effect on the Business. The Company has taken reasonable steps and implemented reasonable procedures to ensure that the Owned Software and Material Systems are free from Disabling Codes and Contaminants. Except as may be set forth in SCHEDULE 4.20(o), the Company has in place appropriate disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard its Material Systems and restrict unauthorized access thereto. "MATERIAL SYSTEMS" means, with respect to any person, all internal computer systems, communications systems, embedded control systems and facilities infrastructure systems that are material to the business, financial and accounting controls and operations of such person.

               (p) Due to the evolving nature of intellectual property laws relating to the Company, the parties particularly recognize that representations in this SECTION 4.20 calling for a legal conclusion are meant as risk allocation measures and their breach, in and of themselves, will not create a presumption or evidence that the Company or the Shareholders engaged in actual fraud, intentional misrepresentation or active concealment.

          4.21. TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth SCHEDULE 4.21, no officer or director of any of the Company or any Affiliate of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or (b) any contract or agreement to which the Company is a party or by which it may be bound or affected.

          4.22. INSURANCE. SCHEDULE 4.22 sets forth a complete and correct list of all insurance policies of the Company of any kind currently in force and also sets forth for each insurance policy the type of coverage, the insurer, the expiration date and the amounts of coverage. All insurance coverage applicable to the Company and the Business is in full force and effect, and, to the Company's knowledge, insures the Company in reasonably sufficient amounts against the risks disclosed in such policies. Except as set forth on SCHEDULE 4.22, the Company has no self-insurance or co-insurance programs.

          4.23. ACCOUNTS RECEIVABLE. The accounts receivable set forth on the December 1999 Balance Sheet represent BONA FIDE claims of the Company against debtors for products sold or licensed or services performed or other charges arising on or before the date hereof. Except for accounts receivable set forth on SCHEDULE 4.23, to the Company's knowledge, such accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the Ordinary Course of Business without material cost in collection efforts therefor, subject to the expected write-off in the Ordinary Course of Business. Ordinary Course of Business for this


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

purpose means write-offs of no more than 15% of the accounts receivable on the December 1999 Balance Sheet.

          4.24. CUSTOMERS.

               (a) SCHEDULE 4.24 sets forth a true and correct list of the ten largest customers of the Company in terms of revenues during the Fiscal Year ended December 31, 1999, showing the approximate total products sold or services performed by the Company to or for each such customer during each such period.

               (b) No customer of the Company listed on SCHEDULE 4.24 has notified the Company in writing or otherwise of the Company's material default in the performance of services for such customer.

          4.25. CERTAIN BUSINESS PRACTICES. To the Company's knowledge, none of the directors, officers, agents or employees of the Company has, in each case in connection with the Business, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including without limitation, expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, made any bribes or kickback payments or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment, in each case except where any such payment would not have a Material Adverse Effect.

          4.26. NO BROKERS. Except as set forth on SCHEDULE 4.26, none of the Company or any of the Company's officers, directors, employees or Shareholders has entered into nor will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of Parent, the Company or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

          4.27. MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by the Company or the Shareholders in this Agreement, or, to the Company's knowledge, any written document, exhibit, statement, certificate or schedule heretofore furnished to Parent pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Schedules hereto, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading.

          4.28. BOOKS AND RECORDS. The Company has made and kept (and given Parent access to) its true and correct books and records and accounts, which, in reasonable detail, accurately and fairly reflect in all material respects the fiscal activities of the Company in accordance with its historic accounting practices. The minute books of the Company previously made available to Parent accurately and adequately reflect in all material respects all action previously taken by the shareholders, board of directors and committees of the board of directors of the Company. The copies of the stock book records of the Company previously made available to Parent are true, correct and complete, and accurately reflect all transactions effected in the stock of the Company through and including the date hereof.

          4.29. BANK ACCOUNTS. SCHEDULE 4.29 contains a true, correct and complete list of all bank accounts maintained by the Company, including each account number and the name and address of each bank and the name of each person who has signature power with respect to each such account.

          4.30. EXEMPTION FROM HSR ACT. The Company and its "ultimate parent entity" (as defined under the HSR Act) did not have (a) annual sales of $10,000,000 or more in the most recently completed Fiscal Year or (b) total assets, as shown on the most recent regularly prepared balance sheet, of $10,000,000 or more.

          4.31. TITLE TO COMPANY SHARES. Each Shareholder has legal and valid title to the Company Shares held by such Shareholder, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitation, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other encumbrance of any kind or nature whatsoever, other than Encumbrances created by the Company.

          4.32. REPRESENTATION REGARDING PARENT SHARES. Each of the Shareholders, severally, but not jointly, hereby represent and warrant to Parent and Merger Sub as follows:

               (a) INVESTIGATION; ECONOMIC RISK. Each of the Shareholders acknowledges that he has had an opportunity to discuss the business, affairs and current prospects of Parent with its officers. Each of the Shareholders further acknowledges having had access to information about Parent that it has requested. Each of the Shareholders acknowledges that he is able to fend for himself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of holding Parent Shares pursuant to this Agreement.

               (b) PURCHASE FOR OWN ACCOUNT. The Parent Shares to be acquired by each of the Shareholders hereunder will be acquired for such Shareholder's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, except for such transfers made under an effective Registration Statement or such other transfer as may be in compliance with applicable securities laws as provided in an opinion, acceptable in form to Parent, delivered to Parent by counsel for the Shareholders prior to any such transfer.

               (c) RESTRICTED PARENT SHARES. Each of the Shareholders understands that the Parent Shares being issued are not currently registered and that the Restricted Parent Shares must be held pursuant to the provisions of
SECTION 6.11 below.

               (d) RESTRICTIVE LEGENDS. It is understood by each of the Shareholders that:

                    (i) each certificate representing the Restricted Parent Shares and any other securities issued in respect of the Restricted Parent Shares upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THAT CERTAIN AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 30, 2000, BY AND BETWEEN TICKETMASTER ONLINE-CITYSEARCH, INC., TICKETMASTER MERGER SUB, 2B TECHNOLOGY, INC. AND THE SHAREHOLDERS THEREOF (THE "MERGER AGREEMENT"), THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE NUMBER OF SHARES REPRESENTED HEREBY IS SUBJECT TO ADJUSTMENT PURSUANT TO THE MERGER AGREEMENT.

                                    (ii) each certificate representing the
Transferable Parent Shares and any other securities issued in respect of the Transferable Parent Shares upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE NUMBER OF SHARES REPRESENTED HEREBY IS SUBJECT TO ADJUSTMENT PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 30, 2000, BY AND BETWEEN TICKETMASTER ONLINE-CITYSEARCH, INC., TICKETMASTER MERGER SUB, 2B TECHNOLOGY, INC. AND THE SHAREHOLDERS THEREOF.

                           (e) REMOVAL OF RESTRICTIVE LEGEND. The legends set
forth above shall be removed by Parent within five Business Days from any certificate evidencing (i) Restricted Parent Shares, (A) with respect to the legend regarding the Act, upon the transfer of such Restricted Parent Shares in accordance with the Registration Statement and (B) with respect to the lock-up, upon the transfer of such Restricted Parent Shares subsequent to the expiration of the Lock-up Period (as defined below) and (ii) Transferable Parent Shares upon the transfer of such Transferable Parent Shares in accordance with the Registration Statement.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                  Each of Parent and Merger Sub hereby represents and warrants to each of the Company and the Shareholders as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

                  5.1. ORGANIZATION OF PARENT AND MERGER SUB. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of its state of organization with full power and authority to conduct its business as it is presently being conducted, to own or lease, as applicable, its assets, and to perform all its obligations under its contracts. Each of Parent and Merger Sub is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Parent or Merger Sub, as the case may be.

                  5.2. AUTHORIZATION. Each of Parent and Merger Sub has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and the Employment Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Employment Agreements by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly approved by the boards of directors of each of Parent and Merger Sub. No other proceeding on the part of each of Parent and Merger Sub are necessary to authorize this Agreement and the Employment Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is, and upon execution and delivery the Employment Agreements will be, a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law

                  5.3. COMPLIANCE WITH OTHER INSTRUMENTS. Each of Parent and Merger Sub is not in any Default of any term of its charter or bylaws or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which Parent of Merger Sub is a party or by which it may be bound. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such Default, or be in conflict with Parent's or Merger Sub's charter or bylaws, or, to Parent's knowledge, a violation of any statutes, laws, Regulations or Court Orders, or an event which results in the creation of any lien, charge or encumbrance upon any of the assets of Parent or Merger Sub. Parent has furnished to the Shareholders true and accurate copies of its Certificate of Incorporation and Bylaws.

                  5.4. CONSENTS AND APPROVALS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements, of state securities laws, and the filing and recordation of the Merger Articles as required by the VSCA no consent, approval or authorization of, declaration to, or filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by each of Parent and Merger Sub in connection with the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby.

                  5.5. NO PRIOR ACTIVITIES. Except for the obligations of Merger Sub pursuant to or relating to this Agreement, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person. Merger Sub is a wholly-owned first-tier subsidiary of Parent.

                  5.6. LITIGATION. There is no Proceeding pending, or to the knowledge of each of Parent and Merger Sub, threatened or anticipated against or affecting Parent and Merger Sub or either of them which has or might be reasonably expected to have a Material Adverse Effect on the ability of each of Parent and Merger Sub to perform any of its obligations hereunder or on the consummation of the transactions contemplated by this Agreement, or on the condition (financial or otherwise), business, results of operations, assets, prospects, liabilities or operations of Parent or Merger Sub.

                  5.7. PUBLIC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company a true and complete copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and its Report on Form 10-Q for the nine months ended September 30, 1999 (the "SEC DOCUMENTS"), which Parent filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), with the SEC. As of their respective dates, the SEC Documents complied in all materials respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not misleading. There has been no change in the Parent's operations resulting in a Material Adverse Effect of the Parent since September 30, 1999. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable rules and regulations of the
SEC) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements. Parent has no material obligations other than (i) those set forth in the Parent Financial Statements and (ii) those not required to be set forth in the Parent Financial Statements under GAAP.

                  5.8. VALID ISSUANCE OF STOCK. The Parent Shares to be issued hereunder, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non assessable, free and clear of all liens, claims, encumbrances and adverse interests of any kind, except for the adjustments provided in SECTION 2.8(b). All Parent Shares upon issuance will have the rights, privileges and preferences set forth in Parent's Certificate of Incorporation and Bylaws for such class of shares. The Parent Shares will be issued in compliance with applicable federal and state securities laws.

                  5.9. NO BROKERS. Neither Parent, Merger Sub nor any of their respective partners, Representatives or Affiliates has entered into nor will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of the Company or the Shareholders to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                  5.10. KNOWLEDGE OF PARENT. In the course of Parent's due diligence review of the Company, nothing has come to the attention of Parent that has given Parent actual knowledge of any circumstances that would cause the Shareholders to be responsible for paying Damages to Parent pursuant to SECTION
9.2 of this Agreement. For the purposes of this SECTION 5.10, knowledge of Parent shall mean only the knowledge of Bradley K. Serwin and Daniel C. Marriott, officers of Parent.

                                   ARTICLE VI.

                            COVENANTS OF ALL PARTIES

                  Each of the Company, the Shareholders, Parent and Merger Sub covenants and agrees as follows:

                  6.1. CONDUCT OF BUSINESS. From the date hereof through the Closing, the Company shall, and the Shareholders shall cause the Company to, carry on its operations in the Ordinary Course of Business and will use its reasonable best efforts not to take any action inconsistent with this Agreement. Except as contemplated hereby or as may be incidental to or in furtherance of the transactions contemplated hereby or as may have been set forth herein or in the Schedules hereto, the Company shall, and the Shareholders shall cause the Company to, use its best efforts to maintain the present character and quality of the Business, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees. Without limiting the generality of the foregoing, unless consented to by Parent in writing (which consent shall not be unreasonably withheld), the Company, except as specifically contemplated by this Agreement, shall not:

                           (a) incur any indebtedness for borrowed or purchase
money or letters of credit, or assume, guarantee, endorse (other than endorsements for deposit or collection in the Ordinary Course of Business), or otherwise become responsible for obligations of any other Person except in the Ordinary Course of Business;

                           (b) issue or redeem any securities;

                           (c) make or incur any obligation to make any
distribution to its Shareholders;

                           (d) make any change to its Articles of Incorporation
or Bylaws;

                           (e) mortgage, pledge or otherwise encumber any of its
assets or sell, transfer or otherwise dispose of any of its assets except in the Ordinary Course of Business;

                           (f) make any investment of a capital nature either by
purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person, except in the Ordinary Course of Business;

                           (g) terminate any Material Contract or make any
material change in any Material Contract not in the Ordinary Course of Business;

                           (h) make any change in any method of accounting or
accounting practice;

                           (i) with respect to the Business, other than in the
Ordinary Course of Business, (i) enter into or renew any employment contract,
(ii) pay or agree to pay any compensation to or for any employee, shareholder, officer or director of the Company other than in the Ordinary Course of Business and in the amounts and manner as such compensation has been paid by the Company in the past, (iii) pay or agree to pay any bonus, incentive compensation, service award or other like benefit or (iv) enter into or renew any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement;

                           (j) enter into or renew any other Material Contract
with respect to the Business which is not in the Ordinary Course of Business;

                           (k) distribute or incur any obligation to make any
distribution by the Company to the Shareholders; or

                           (l) do any other act which would cause any
representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business consistent with past practice.

                  6.2. SHAREHOLDER ACKNOWLEDGMENT, WAIVER AND VOTING
AGREEMENT.

                           (a) Each Shareholder, by signing this Agreement
acknowledges and agrees that, pursuant to the terms of the Merger set forth in this Agreement, all Company Shares will be canceled and extinguished and converted into and become the right to receive the Parent Shares as provided in
SECTION 2.8(a) and the Additional Merger Consideration as provided in SECTION
2.11 (or, as provided in SECTION 2.13, cash) upon consummation of the Merger.

                           (b) Each Shareholder, by signing this Agreement,
agrees to vote all of his Company Shares in favor of the adoption and approval of this Agreement and the approval of the Merger at any and all shareholder meetings held for such purpose and to execute any and all written consents containing a resolution adopting and approving this Agreement.

                  6.3. INVESTIGATION BY PARENT. The Company shall allow Parent during regular business hours to make such investigation of the business, properties, books and records of the

Company, and to conduct such examination of the condition of the assets of the Company and the Business as Parent reasonably deems necessary or advisable to familiarize itself with the assets, properties, books, records and other matters and to verify the representations and warranties of the Company hereunder, including, without limitation, discussions with the Company's officers, employees, independent accountants, actuaries, customers, distributors and suppliers and other agents; PROVIDED that Parent and its representatives shall conduct such investigation in a manner so as to minimize the disruption of the Company's business and operations and shall execute such confidentiality agreements as reasonably requested by the Company.

                  6.4. FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Employment Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iii) to cooperate with each other in connection with the foregoing.

                  6.5. TRANSITIONAL MATTERS.

                       (a) Parent hereby acknowledges and agrees that it will use its best efforts to ensure that, subsequent to the Closing, (i) the Company, as the Surviving Corporation, will be operated as a wholly-owned Subsidiary of Parent and Parent will not take or omit to take any action that would materially and adversely affect the Shareholders' ability to earn the Earn-Out Amounts, (ii) the Company will continue to be located in its current geographical area and retain is current identity and (iii) the Executives will be given general authority and control to manage and supervise the day-to-day operations of the Company's Business and the fulfillment of its business goals within the scope of their respective Employment Agreements and in accordance with the budgets and capital resources described in
SECTION 6.5(b).

                       (b) Parent and the Company acknowledge and agree that, promptly following the Closing (with respect to the 2000 Fiscal Year) and prior to the beginning of the 2001 Fiscal Year (with respect to the 2001 Fiscal Year), the parties will jointly prepare an operating plan for the Company that will include minimum and maximum working capital resources and an annual budget for any applicable Fiscal Years; PROVIDED, HOWEVER, that Parent shall have the right to approve the final operating plan in its discretion, which approval will not be unreasonably withheld. Parent will not take any action or inaction, whether related to budgeting, access to working capital or otherwise, which will unreasonably impair the Executives' ability to earn the maximum Earn-Out Amount for each of the 2000 and 2001 Fiscal Years.

                       (c) The Executives shall be entitled to serve as directors of the Company, and Eric K. Martin and Bryan T. Bostic shall be entitled to hold the offices of President and Vice-Chairman, respectively, at all times following the Merger that they are employed by the Company.

                           (d) Parent hereby acknowledges and agrees that it
will use commercially reasonable efforts to ensure that, subsequent to the Closing, Bryan T. Bostic be removed as guarantor from all outstanding obligations of the Company and, in the event that Parent cannot remove Mr. Bostic from the guarantees, Parent will add itself as a joint and several additional guarantor.

                  6.6. AGREEMENTS WITH EXECUTIVES. In connection with the transactions contemplated hereby and pursuant to the terms and conditions outlined in the Letter of Intent, Parent and the Company will enter into the Employment Agreements with each of the Executives.

                  6.7. NOTIFICATION OF CERTAIN MATTERS.

                           (a) The Company shall give prompt notice to Parent of
(i) the occurrence, or failure to occur, of any event before the Closing which occurrence or failure causes any representation or warranty of the Company contained in this Agreement, the Employment Agreements or any exhibit or schedule to be untrue or inaccurate in any material respect and (ii) any material failure of the Company or any of its Affiliates to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, the Employment Agreements or any exhibit or schedule; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company shall promptly notify Parent of any event or state of facts before the Closing that constitutes a Material Adverse Effect.

                           (b) Parent shall give prompt notice to the Company of
(i) the occurrence, or failure to occur, of any event before the Closing which occurrence or failure causes any representation or warranty of Parent or Merger Sub contained in this Agreement, the Employment Agreements or any exhibit or schedule to be untrue or inaccurate in any material respect and (ii) any material failure of Parent or Merger Sub or any of their respective Affiliates or Representatives, as applicable, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, the Employment Agreements or any exhibit or schedule; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. To the extent permitted by applicable securities laws, Parent shall promptly notify the Company of any event or state of facts before the Closing that constitutes a Material Adverse Effect.

                  6.8. ASSUMPTION OF RESPONSIBILITIES. The Company hereby acknowledges and agrees that, upon ninety (90) days written notice from Parent, the Company will assume all or any portion of Parent's ticketing responsibilities with respect to certain venues as determined in Parent's reasonable discretion after consultation with the Executives. In connection with such assumption by the Company, Parent will also notify the Executives of any appropriate increases to the working capital of the Company or other budgetary constraints imposed by the assumption of such responsibilities by the Company and will reasonably negotiate and resolve any budgetary issues with the Executives prior to the assumption of any ticketing responsibility by the Company.

                  6.9. EMPLOYEE MATTERS. Parent intends to hire, as employees of the Surviving Corporation, all employees of the Company on an at-will basis at the Closing at the same compensation levels such employees received in the Fiscal Year prior to the Closing, all pursuant to a notice in the form attached hereto as EXHIBIT C. The Company and the Shareholders shall each use their best efforts to assist Parent in employing such employees of the Company. In addition, promptly after the Closing, at Parent's sole discretion, the employees to be hired by the Surviving Corporation will be granted options to purchase Parent Shares in amounts commensurate with those options provided to similarly situated employees of Parent, such amount to be determined for each employee based on the mutual and reasonable agreement of Parent and the Executives. In addition, in accordance with Parent's normal compensation and review process, all former employees of the Company hired by the Surviving Corporation will receive salary adjustments and Parent option awards commensurate with other employees of Parent in the same general positions and geographic locations, no later than six months following the Closing.

                  6.10. PUBLIC ANNOUNCEMENTS. On and after the date hereof and through the Closing Date, the Company and Parent shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any such press release or make any public statement prior to obtaining the other parties' written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by law or any listing agreement of any party hereto.

                  6.11. LOCK-UP. Each of the Shareholders agrees that he, she or it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any Restricted Parent Shares for a period commencing on the Closing Date and continuing to a date 180 days after the Closing Date (the "LOCK-UP PERIOD"); PROVIDED, HOWEVER, that nothing in the preceding sentence shall prohibit the Shareholders from exchanging the Restricted Parent Shares for interests in a diversified exchange fund or with a brokerage firm or from using a protective put, costless collar or similar risk-limiting device in a private transaction. Each of the Shareholders also consents to the entry of stop transfer instructions by Parent's transfer agent and registrar prohibiting the transfer of Restricted Parent Shares by the Shareholders except in compliance with the foregoing restrictions.

                  6.12. TAX-FREE REORGANIZATION STATUS. Except as provided in
SECTION 2.13, Parent covenants and agrees, for a period of three years from the Effective Time, not to undertake any act or fail to take any action within its control that would jeopardize, prevent or eliminate the tax-free status of the Merger under Section 368(a) of the Code, including without limitation merging the Surviving Corporation with or into another corporation other than Parent or failing to continue the Company's historic enterprise; PROVIDED, HOWEVER, that if Parent assumes in writing the risk of elimination of the tax free status of the Merger prior to such time, this covenant will lapse. Parent shall make all Tax filings consistent with the treatment of the Merger as a tax-free reorganization under Code Section 368(a), unless the Parent has given prior written notice to the Shareholders specifying the basis for treating the Merger as a taxable transaction and the Shareholders have had adequate time thereafter to consult with Parent and/or to obtain a tax opinion from a nationally recognized or otherwise acceptable law or accounting firm reasonably acceptable to Parent in order to confirm that there is substantial authority, within the meaning of Section 6662 of the Code, for treating and reporting the Merger as a tax-free transaction.

                  6.13. REGISTRATION STATEMENT. Parent shall promptly prepare at its sole expense, with the cooperation of the Shareholders with respect to information relating to the Shareholders or their sale of Parent Shares, and Parent at its sole expense shall file with the SEC as soon as practicable following the Closing, a Registration Statement on Form S-3 or other appropriate short-form registration statement (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "ACT"), with respect to all of the following : (i) the Transferable Parent Shares, (ii) the Restricted Parent Shares and (iii) the Maximum Additional Parent Shares. Parent, with the cooperation of the Shareholders with respect to information relating to the Shareholders or their sale of such Parent Shares, shall cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Shareholders will cooperate with Parent, to have the Registration Statement declared effective by the U.S. Securities and Exchange Commission ("SEC") as promptly as practicable, but in any event no later than seventy-five (75) days after the Closing Date. Parent shall use its reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the sale of such Parent Shares by the Shareholders and will pay all expenses incident thereto. Parent agrees that the Registration Statement and each amendment or supplement thereto at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and indemnifies and holds harmless the Shareholders with respect to any breach of the foregoing; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Shareholders furnished to Parent by the Shareholders specifically for use in the Registration Statement or any amendment thereto, and the Shareholders and their counsel have been given reasonable opportunity to review the Registration Statement or any amendment thereto prior to filing. Parent shall advise the Shareholders, promptly after it receives notice thereof, of the time when the Registration Statement has become effective. Parent shall cause the Registration Statement to remain effective until the earlier of (1) the date at which all of the Parent Shares described in clauses (i) through (iii) of the first sentence of this paragraph have been sold by the Shareholders or (2) twelve months following the Registration Date (the "EFFECTIVE PERIOD"). The Shareholders agree that (A) the written information provided by each of them for inclusion in the Registration Statement and each amendment or supplement thereto at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) such Shareholders, upon notification from Parent, shall not use the Registration Statement to effect sales of Parent Shares for any reasonable time period during which Parent is amending the Registration Statement to reflect material developments, as specified in the notice from Parent. Parent at its expense shall provide the shareholders with such number of copies of the Registration Statement and any amendments thereto as any Shareholder may reasonably request from time to time.

                                  ARTICLE VII.

                            CONDITIONS TO OBLIGATIONS

                  7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                           (a) No Proceeding by any governmental authority or
other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage the assets of the Company or the Business materially if the transactions contemplated hereby are consummated. There shall not be any Regulation or Court Order that makes the transactions contemplated hereby and by the Employment Agreements illegal or otherwise prohibited.

                           (b) Any governmental or regulatory notices or
approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and the parties shall have complied with all Regulations applicable to the transactions contemplated by this Agreement.

                  7.2. CONDITIONS TO THE COMPANY'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of the Company to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:

                           (a) All representations and warranties of Parent and
Merger Sub contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and each of Parent and Merger Sub shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

                           (b) Each of Parent and Merger Sub shall have tendered
for delivery the documents and other items to be delivered by such parties pursuant to ARTICLE III of this Agreement.

                           (c) The Company and Parent shall have executed and
delivered the Employment Agreements.

                  7.3. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The respective obligations of Parent and Merger Sub to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Parent or Merger Sub:

                           (a) all representations and warranties of the Company
and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and the Company and each of the Shareholders shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by each of them prior to or on the Closing Date.

                           (b) The Company shall have tendered for delivery the
documents and other items to be delivered by such parties pursuant to ARTICLE III of this Agreement.

                           (c) All Permits and Consents by governmental agencies
that are required for the consummation of the transactions contemplated hereby, or by third parties that are required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement to which the Company is a party and which is denoted with an asterisk (*) on SCHEDULES 4.8 shall have been obtained on terms and conditions satisfactory to Parent. In addition, Parent shall have received from the Company the Consents set forth on SCHEDULE
4.17 hereto. In the event the Company cannot obtain certain Consents prior to the Closing and Parent elects to waive this condition to Closing, the Company shall have the continuing obligation after the Closing to use its commercially reasonable efforts to endeavor to obtain all necessary consents.

                           (d) The Executives shall have executed and delivered
the Employment Agreements.

                           (e) All liens against the Company or any of its
assets or properties shall have been released, including, without limitation, those liens listed on SCHEDULE 7.3(e) hereto.

                           (f) Any amounts owed by the Company pursuant to the
IRS Installment Agreement, IRS stamped on September 20, 1994, between the Company and the IRS (the "IRS INSTALLMENT AGREEMENT"), shall have been paid in full.

                                  ARTICLE VIII.

                                   TERMINATION

                  8.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Shareholders:

                           (a) by mutual written consent of Parent, Merger Sub,
the Company and the Shareholders;

                           (b) by Parent and Merger Sub or the Company and the
Shareholders if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) subject to the following, the Merger has not been consummated by February 15, 2000 (the "OUTSIDE DATE"); PROVIDED that in the event that the

Closing is delayed by reason of events contemplated by SECTION 7.1, the Outside Date shall be extended to February 29, 2000; PROVIDED FURTHER that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                           (c) by the Company and the Shareholders if (i) there
shall have been a breach of any representation or warranty on the part of Parent or Merger Sub set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in SECTION 7.2(a) would be incapable of being satisfied by the Outside Date (as extended by SECTION 8.1(b)(ii) or otherwise) or (ii) there shall have been a breach by Parent or Merger Sub of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or Merger Sub or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Merger Sub, as the case may be, has not cured such breach or event within twenty (20) Business Days after notice by the Company thereof; PROVIDED that the Company has not breached any of its obligations hereunder; or

                           (d) by Parent and Merger Sub if (i) there shall have
been a breach of any representation or warranty on the part of the Company or the Shareholders set forth in this Agreement or if any representation or warranty of the Company or the Shareholders shall have become untrue in either case such that the conditions set forth in SECTION 7.3(a) would be incapable of being satisfied by the Outside Date (as extended by SECTION 8.1(b)(ii) or otherwise) or (ii) there shall have been a breach by the Company or the Shareholders of any of their respective covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company or the Shareholders, as the case may be, have not cured such breach or event within twenty (20) Business Days after notice by Parent or Merger Sub thereof; PROVIDED that neither Parent nor Merger Sub has breached any of their respective obligations hereunder.

                  8.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 8.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this SECTION 8.2, the arbitration provisions of SECTION 9.3(b) and SECTION 10.12 hereof. Nothing contained in this SECTION 8.2 shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE IX.

                                 INDEMNIFICATION

                  9.1. SURVIVAL OF REPRESENTATIONS. All statements contained in any schedule or in any certificate or other document delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of the Company, the Shareholders, Parent and Merger Sub contained herein shall survive the Effective Time until the later to occur of (a) forty five days after the delivery of the audited financial statements for the Fiscal Year ending December 31, 2001 and (b) June 30, 2002; PROVIDED, HOWEVER, that: (i) the representations and warranties in
SECTION 4.14 ("Employee Benefit Plans") shall survive until the fifth anniversary of the Effective Time, (ii) the representations and warranties set forth in SECTIONS 4.3 and 5.2 ("Authorization"), 4.4 ("Capitalization"), 4.13 ("Compliance with Environmental Laws"), 4.15 ("Compliance with Law"), 4.26 and
5.9 ("No Brokers") and SECTION 5.8 ("Valid Issuance of Stock") shall survive in perpetuity, (iii) the representations and warranties in SECTION 4.12 ("Taxes") shall survive the Effective Time until sixty days following the expiration of any applicable statute of limitations (including any extensions thereof) and
(iv) the representations and warranties in SECTION 5.10 shall survive the Effective Time so long as the applicable representations and warranties of the Shareholders to which they apply survive. In the case of actual fraud, intentional misrepresentation or active concealment, the representations and warranties of such breaching party shall survive until the expiration of the applicable statute of limitations. Any claims under this Agreement with respect to a breach of a representation and warranty must be asserted by written notice within the applicable survival period contemplated by this SECTION 9.1, and if such a notice is given, the survival period for such representation and warranty shall continue until the claim is fully resolved. Subject to SECTION 5.10, the right to indemnification or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing Date. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or other remedy based on such representations, warranties, covenants and agreements, unless such right is also expressly waived.

                  9.2.     INDEMNIFICATION.

                           (a) Subsequent to the Closing, subject to the
limitations described below in SECTION 9.5, the Shareholders shall severally, but not jointly, indemnify Parent and its respective Affiliates (including, after the Closing, the Company), and each of its respective officers, directors, employees, shareholders, partners and agents ("PARENT INDEMNIFIED PARTIES") against, and hold each of the Parent Indemnified Parties harmless from, any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation (other than those expressly allocated pursuant to SECTION 9.3(b)(3)), consequential damages, response action, removal action or remedial action (collectively "DAMAGES") incurred by such Parent Indemnified Party that arise out of or relate to, whether directly or indirectly: (i) any misrepresentation or breach of any warranty on the part of the Company or the Shareholders contained in this Agreement or in any agreement, certificate or other instrument delivered by the Company or the Shareholders pursuant to this Agreement or (ii) any breach or non-performance by the Company or the Shareholders of any of their respective covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by the Company or the Shareholders pursuant to this Agreement.

                           (b) Parent shall indemnify each of the Shareholders
("SHAREHOLDER INDEMNIFIED PARTIES"), against, and hold each of the Shareholder Indemnified Parties harmless from, any Damages incurred by such Shareholder Indemnified Party that arise out of or relate to, whether directly or indirectly: (i) any breach of any representation or warranty of Parent or Merger Sub contained in this Agreement or in any agreement, certificate or other instrument delivered by Parent or Merger Sub pursuant to this Agreement or (ii) any breach or non-performance by Parent or Merger of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by Parent or Merger Sub pursuant to this Agreement.

                           (c) The term "DAMAGES" as used in this SECTION 9.2 is
not limited to matters asserted by third parties against Shareholder Indemnified Parties or Parent Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third-party claims, and payments by the indemnitee shall not be a condition precedent to recovery.

                  9.3.     NOTICE OF CLAIMS.

                           (a) Any Parent Indemnified Party or Shareholder
Indemnified Party (the "INDEMNIFIED PARTY") seeking indemnification hereunder shall, within the relevant limitation period provided for in SECTION 9.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the "INDEMNITOR") a notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; PROVIDED, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and PROVIDED FURTHER, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                           (b) Indemnitor shall have thirty days after the
giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds or (ii) to provide such Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "DISPUTE NOTICE"). Within fifteen days after the giving of the Dispute Notice, a representative of Indemnitor and such Indemnified Party shall negotiate in a BONA FIDE attempt to resolve the matter. In the event that the controversy is not resolved within thirty days of the giving of the Dispute Notice, the parties shall proceed to binding arbitration pursuant to the following procedures:

                               (1) Any party may send another party written
notice identifying the matter in dispute and invoking the procedures of this
SECTION 9.3. Within 14 days, each party involved in the dispute shall meet at a mutually agreed location in Chicago, Illinois, or such other location as mutually agreed by the parties, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.

                           (2) If such parties fail to resolve the dispute by
written agreement or agree on the arbitrator within said 14-day period, any such party may make written application to the American Arbitration Association ("AAA") for the appointment of a panel of three arbitrators (collectively, the "ARBITRATOR") to resolve the dispute by arbitration. At the request of AAA the parties involved in the dispute shall meet with AAA at its offices within ten calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; PROVIDED, HOWEVER, that the selection of the Arbitrator shall be the exclusive decision of AAA and shall be made within 30 days of the written application to AAA.

                           (3) Within 120 days of the selection of the
Arbitrator, the parties involved in the dispute shall meet in Chicago, Illinois, or such other location as mutually agreed by the parties, with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by for appointment of the Arbitrator, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the parties) Each party shall have no longer than five days to present its position, the entire proceedings before the Arbitrator shall be no more than ten consecutive days, and the decision of the Arbitrator shall be made in writing no more than 30 days following the end of the proceeding and shall set forth in writing the grounds or basis of the Arbitrator's decision. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. Each party shall pay its own attorneys' fees and expenses in connection with such proceeding. The parties shall equally bear the Arbitrator's fees and expenses.

                  9.4. THIRD PERSON CLAIMS. If a claim by a third Person is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this ARTICLE IX, such Indemnified Party shall promptly notify the Indemnitor in writing of such claims, setting forth such claims in reasonable detail. The Indemnitor shall be relieved of its indemnification obligations hereunder to the extent that notice is not delivered promptly and the Indemnitor is prejudiced thereby. The Indemnitor shall have twenty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; PROVIDED that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense; and PROVIDED FURTHER that, if in the reasonable opinion of counsel for the Indemnitor, there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnified Party, the Indemnitor shall be responsible for reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnitor. If the Indemnitor does not notify the Indemnified Party within ten days after receipt of the Indemnified Party's notice of a claim of indemnity

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

hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Indemnitor's cost, risk and expense, the defense, compromise or settlement of the claim but shall not thereby waive any right to indemnity therefore pursuant to this Agreement. The Indemnitor shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties (I.E., the Shareholder Indemnified Party or the Parent Indemnified Party, as the case may
be) of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

                  9.5.     LIMITATION ON INDEMNITY.

                           (a) Notwithstanding the foregoing, an Indemnitor
shall not be obligated to indemnify an Indemnified Party under SECTIONS 9.2(a) or (b) unless and until the aggregate of all Damages suffered by such Indemnified Parties hereunder exceeds $350,000 (the "THRESHOLD AMOUNT"), whereupon, provided the other requirements of this ARTICLE IX have been complied with, the full amount of such Damages, and all subsequent Damages, shall become due and payable. Notwithstanding the foregoing, (a) no Threshold Amount shall apply to the Company's representations and warranties set forth in SECTIONS 4.3, 4.4, 4.12 and 4.26 hereof, (b) no Threshold Amount shall apply to Parent's representations and warranties set forth in SECTION 5.9 hereof and (c) no Threshold Amount shall apply to the obligations of any party hereto to the extent a breach results from actual fraud, intentional misrepresentation or active concealment. In addition, notwithstanding any of the foregoing, the Threshold Amount solely for any breaches by Parent and/or Merger Sub of its or their covenants and agreements hereunder (other than representations and warranties contained in ARTICLE V) shall equal $100,000, except in the case of willful breaches of these covenants and agreements, in which case there shall be no Threshold Amount.

                           (b) The total indemnity obligations of the
Shareholders shall not exceed the sum of $10,850,000 and all Earn-Out Amounts (the "CAP"). Each Shareholder's maximum individual indemnity obligations shall be the product of the Cap multiplied by such Shareholder's percentage ownership of the Company immediately prior to the Effective Time, as reflected on SCHEDULE I hereto. Parent shall have the right to offset any Damages suffered by the Parent Indemnified Parties not previously indemnified by the Shareholders against any Earn-Out Amount to be paid to the Shareholders prior to payment by Parent of such Earn-Out Amount. The Cap shall not limit indemnification with respect to breaches by the Shareholders or the Company of the representations and warranties set forth in 4.3 ("Authorization"), 4.4 ("Capitalization"), 4.12 ("Taxes") and 4.26 ("No Brokers").

                           (c) Except as provided in SECTION 9.5(a), the
Threshold Amount and Cap shall apply to all Damages regardless of whether asserted as a breach under the Agreement or under any other theory or cause of action.

                           (d) The Shareholders, at their election, shall be
entitled to pay any indemnification obligations hereunder in cash or Parent Shares or any combination thereof, and if in Parent Shares, such Parent Shares shall be valued at the Average Stock Price on the date that is two Business Days prior to the date the amount due is finally determined; PROVIDED, HOWEVER, that in no event shall the Parent Shares be valued at more than $50.45 (representing a stock price

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

increase of 20% of the Initial Stock Price) or less than $29.43 (representing a stock price decrease of 30% of the Initial Stock Price).

                  9.6. REMEDIES. The remedies in this ARTICLE IX shall be the exclusive remedies of the parties with respect to any breach of the respective representations, warranties, covenants and agreements pursuant to this Agreement or otherwise arising out of this Agreement, regardless of the theory or cause of action plead, except for the remedies of specific performance, injunction and other equitable relief; PROVIDED, HOWEVER, that no party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent such rights, claims, causes of action or remedies may not be waived under applicable law or actual fraud, intentional misrepresentation or active concealment is proven on the part of a party by another party hereto.

                                   ARTICLE X.

                                  MISCELLANEOUS

                  10.1. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, in accordance with the terms hereof. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company or the Shareholders without the prior written consent of Parent, or by Parent or Merger Sub without the prior written consent of the Shareholders, except that Parent may, without such consent, assign the rights hereunder (either before or after the Closing Date), to an Affiliate of Parent; PROVIDED, HOWEVER, that no such assignment shall release Parent of any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

                  10.2. NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

         If to Parent or Merger Sub:

                  Ticketmaster Online-CitySearch, Inc.
                  790 E. Colorado Blvd., Suite 200
                  Pasadena, CA  91101
                  Attn:    Bradley K. Serwin
                  Telephone:        (626) 660-2567
                  Fax:              (626) 405-9929

         With copies to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, California 90071


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

                  Attention:  Kenneth M. Doran
                  Telephone:        (213) 229-7000
                  Fax:              (213) 229-7520

         If to the Company or the Shareholders:

                  2b Technology, Inc.
                  11551 Nuckols Rd., Suite #J
                  Glen Allen, VA  23060
                  Attention:  Eric K. Martin
                  Telephone:        (804) 747-4849
                  Fax:              (804) 747-5112

         With a copy to:

                  Hirschler, Fleischer, Weinberg, Cox & Allen
                  Federal Reserve Bank Building
                  701 East Byrd Street
                  P.O. Box 500
                  Richmond, VA  23218
                  Attention:  S. Brian Farmer
                  Telephone:        (804) 771-9504
                  Fax:              (804) 644-0957

                  Any party may, from time to time, designate any other address to which any such notice to such party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

                  10.3. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, as applied to agreements among Delaware residents entered into and wholly to be performed within the State of Delaware (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

                  10.4. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with the Employment Agreements and all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or other amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  10.5. COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

                  10.6. SEVERABILITY. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; PROVIDED, HOWEVER, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision that is legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

                  10.7. HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  10.8. SCHEDULES. The Schedules and the Exhibits referenced in this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                  10.9. NO THIRD PARTY BENEFICIARIES. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement (and their successors and assigns) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

                  10.10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.

                  10.11. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  10.12. EXPENSES. Except as otherwise specifically provided in this Agreement, (a) Parent will pay its own fees and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees, investment banking fees, fees and points to any lender, consulting fees and related disbursements in connection with any of the foregoing ("TRANSACTION FEES"), (b) the aggregate Transaction Fees of the Company and the Executives shall be paid 50% by the Company and 50% by the Executives and (c) Parent will pay $150,000 to Matrix Capital Markets Group, Inc. ("MATRIX") at the Closing; PROVIDED, HOWEVER, that the Executives shall be responsible for, and shall pay, any amount in excess of $150,000 due to Matrix. In the event this Agreement is terminated prior to the Effective Time other than under SECTIONS 8.1(a), (b) or (d), Parent shall immediately pay the Company a break-up fee of $100,000.

                  10.13. DISCLOSURE SCHEDULES. Any information disclosed on a particular Schedule or Schedules shall also be deemed to have been disclosed for purposes of any other Schedule, even if not actually disclosed on such other Schedule, unless such disclosure is of a nature that does not reasonably inform or notify the reader of its applicability to a Schedule in which it is required to be disclosed.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                             TICKETMASTER ONLINE-CITYSEARCH, INC., a
                             Delaware corporation


                             By: /s/ Bradley K. Serwin
                                 ----------------------------------------------
                                  Name:  Bradley K. Serwin
                                  Title: General Counsel, Vice President and
                                         Secretary

                             TMCS MERGER SUB, INC., a Virginia corporation


                             By: /s/ Bradley K. Serwin
                                 ----------------------------------------------
                                  Name:  Bradley K. Serwin
                                  Title: General Counsel, Vice President and
                                         Secretary

                             2B TECHNOLOGY, INC.,
                             a Virginia corporation


                             By: /s/ Eric K. Martin
                                 ----------------------------------------------
                                  Name:  Eric K. Martin
                                  Title: President

                             SHAREHOLDERS:

                                 /s/ Bryan T. Bostic
                                 ----------------------------------------------
                                 Bryan T. Bostic


                                 /s/ Eric K. Martin
                                 ----------------------------------------------
                                 Eric K. Martin


                                 /s/ Ken Bostic
                                 ----------------------------------------------
                                 Ken Bostic

                             LIVE OAK HOLDINGS, L.C.

                             By: /s/ Bryan T. Bostic
                                 ----------------------------------------------
                                  Name: Bryan T. Bostic
                                       ----------------------------------------
                                  Title:
                                       ----------------------------------------

                             CLARKE HOLDINGS, L.C.

                             By: /s/ Eric K. Martin
                                 ----------------------------------------------
                                  Name: Eric K. Martin
                                       ----------------------------------------
                                  Title:
                                       ----------------------------------------




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